 Filed Pursuant to Rule 424(b)(5)

Registration No. 333-290136

Prospectus Supplement

(to Prospectus dated March 11, 2026)

XChange TEC.INC

Up to $100,000,000 in Aggregate Gross Proceeds of American Depositary Shares and

5,813,953 Commitment American Depositary Shares

This prospectus supplement relates to the offer and sale of up to $100,000,000 of American Depositary Shares (the “ADSs”), each ADS representing 2,400 Class A ordinary shares of the Company, par value $0.0000001 per share (the “Class A Ordinary Shares”), by us to VG Master Fund SPC, whom we refer to in this prospectus supplement as “VG,” pursuant to a securities purchase agreement, dated as of April 15, 2026, we entered into with VG, which we refer to in this prospectus supplement as the “Purchase Agreement.”

This prospectus supplement also relates to the offer and sale of up to 5,813,953 ADSs issuable to VG as consideration for VG’s execution and delivery of, and commitment to perform its obligations under, the Purchase Agreement, as further described in this prospectus supplement (the “Commitment ADSs”). Under the terms of the Purchase Agreement, we may elect to sell the ADSs to VG at our discretion from time to time after the date of this prospectus supplement.

We may receive up to $100,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of the ADSs we may elect to make to VG pursuant to the Purchase Agreement. See “The Committed Equity Facility” in this prospectus supplement for a description of the Purchase Agreement.

The ADSs are listed on the NASDAQ Global Market and are traded under the symbol “XHG.” On April 15, 2026, the closing price of the ADSs on the NASDAQ Global Market was US$1.46 per ADS.

As of April 15, 2026, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates was approximately $163 billion, based on 111,851,094,785 outstanding Class A Ordinary Shares, of which approximately 111,851,094,785 Class A Ordinary Shares were held by non-affiliates, and a per ADS price of $1.46 based on the closing sale price of the ADSs on April 15, 2026.

Investing in our securities involves risks. You should read the “Risk Factors” section in this prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus supplement before investing in our securities.

XChange TEC.INC is not a Chinese operating company but rather a holding company incorporated in the Cayman Islands. Because XChange TEC has no business operations of its own, we conduct our business through our operating subsidiaries, primarily in China. This structure involves unique risks to investors and you may never directly hold equity interests in XChange TEC’s operating entities. You are specifically cautioned that there are significant legal and operational risks associated with being based in or having the majority of operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of XChange TEC’s securities. Moreover, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities being registered for sale or could significantly limit or completely hinder XChange TEC’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to the holding corporate structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” beginning on page 24 of our Form 20-F for FY 2025, which is incorporated herein by reference.

Specifically, the government of China (which is also referred to as “PRC”) recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our subsidiaries in Hong Kong or mainland China are directly subject to these regulatory actions or statements, as we have not carried out any monopolistic behavior and our business does not involve the collection of personal information or implicate national security. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, uncertainties exist as to how soon the regulatory bodies in China will finalize implementation measures, and the impacts the modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list securities on a U.S. or other foreign exchange.

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless. See “Our Company—Recent PRC Regulatory Development” in this prospectus and “Item 3. Key Information—D. Risk Factors – Risks Related to Doing Business in China” in our Form 20-F for our fiscal year ended September 30, 2024, or FY 2025, which is incorporated herein by reference.

Our current Singapore-based auditor, Onestop Assurance PAC, is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cessation of trading of our securities from a stock exchange or an over-the-counter market in the United States under the Holding Foreign Companies Accountable Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate the audit working papers of our auditor which are located in China. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the People’s Republic of China, or the Protocol, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China. Furthermore, the PCAOB will need to reassess by the end of 2022 whether China remains a jurisdiction where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. See “Risk Factors—Risks Related to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of the ADSs. A trading prohibition for the ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” in this prospectus supplement.

Our historical corporate structure is subject to risks associated with our contractual arrangements with the VIE entities. Our historical contractual arrangements might not be as effective as direct ownership in providing us with control over the VIE entities and the termination of these agreements may incur additional costs. If the PRC government deems that our historical contractual arrangements with the VIE entities do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and VIE entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the historical contractual arrangements with the VIE entities and, consequently, significantly affect the historical financial performance of the VIE entities and our Company as a whole. See “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 16, 2026.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus supplement is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our Class A Ordinary Shares represented by American Depositary Shares. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our Class A Ordinary Shares represented by ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you.

We are not making an offer to sell or soliciting an offer to buy our Class A Ordinary Shares represented by ADSs in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“Acquisition” has the meaning ascribed to it in the note below**;

●	“ADSs” refers to the American depositary shares, each of which represents 2,400 Class A ordinary shares as of the date of this prospectus supplement;

●	“Alpha Mind” refers to Alpha Mind Technology Limited, a company incorporated under the laws of the British Virgin Islands, and, if applicable, its consolidated entities;

●	“CBIRC” means the China Banking and Insurance Regulatory Commission;

●	“China” or the “PRC” refers to the People’s Republic of China, including, for the purposes of this annual report, Hong Kong and Macau, unless referencing specific laws and regulations and other legal and tax matters applicable only to mainland China, and excluding, for the purposes of this annual report only, Taiwan;

●	“Continuing Operations” has the meaning ascribed to it in the note below*;

●	“Current VIEs” refer to Huaming Insurance Agency Co., Ltd. and Huaming Yunbao (Tianjin) Technology Co., Ltd.**;

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●	“Current WFOE” refers to Jiachuang Yingan (Beijing) Information & Technology Co., Ltd.**;

●	“Discontinued Operations” has the meaning ascribed to it in the note below*;

●	“Disposal” has the meaning ascribed to it in “Item 4. Information on the Company—A. History and development of the Company” of our Form 20-F for our fiscal year ended September 30, 2025;

●	“Disposed Business” has the meaning ascribed to it in “Item 4. Information on the Company—A. History and development of the Company” of our Form 20-F for our fiscal year ended September 30, 2025;

●	“Former VIE” or “Q&K E-commerce” refers to Shanghai Qingke E-commerce Co., Ltd.*;

●	“Former VIE entities” refer to Qingke (China) Limited or Q&K HK, Shanghai Qingke Investment Consulting Co., Ltd. and Shanghai Qingke E-commerce Co., Ltd. and its subsidiaries*;

●	“Former WFOE” or “Q&K Investment Consulting” refers to Shanghai Qingke Investment Consulting Co., Ltd.*;

●	“Notes” has the meaning ascribed to it in “Item 4. Information on the Company—A. History and development of the Company” of our Form 20-F for our fiscal year ended September 30, 2025;

●	“ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares, par value US$0.0000001 per share as of the date of this prospectus supplement;

●	“RMB” and “Renminbi” refer to the legal currency of mainland China;

●	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

●	“VIE” refers to variable interest entity; and

●	“we,” “us,” “our company,” “our,” “the Company”, and “the Group” means, XChange TEC.INC and its subsidiaries, which include Alpha Mind following the consummation of the Acquisition. XChange TEC.INC is a Cayman Islands holding company with no operations of its own and conducts its business through its subsidiaries and the Current VIEs in China. The Current VIEs are consolidated for accounting purposes but are not entities in which XChange TEC.INC owns any equity.

*	On October 26, 2021 and December 17, 2021, FLJ Group Limited (together with its consolidated subsidiaries, the “Group”) transferred all of its equity interest in Shanghai Qingke Investment Consulting Co., Ltd. (“Q&K Investment Consulting”) and Qingke (China) Limited (“Q&K HK”), respectively, to Wangxiancai Limited, which was a related party of the Group and is beneficially owned by the legal representative and executive director of one of the Group’s subsidiaries (the “First Equity Transfer”). As of September 30, 2022, the Group did not account for the transfer of equity interest in Q&K HK, Q&K Investment Consulting and Q&K E-commerce as a discontinued operation, as FLJ Group Limited was the primary beneficiary of Q&K HK, Q&K Investment Consulting and Q&K E-commerce as FLJ Group Limited had the power to direct the activities of these companies that most significantly impact their economic performance and FLJ Group Limited had the obligation to absorb losses of these companies that could potentially be significant to these companies since their inception. On October 31, 2023, the Group transferred all of its equity interest in Haoju (Shanghai) Artificial Intelligence Technology Co., Ltd. (“Haoju”), to Wangxiancai Limited, at nominal consideration (the “Second Equity Transfer”). Upon the completion of the Second Equity Transfer, the Group no longer conducts long-term apartment rental business in China. The disposals of Q&K Investment Consulting, Q&K HK and Haoju are accounted for as discontinued operations (“Discontinued Operations”). The remaining ongoing business operations of our Group (excluding these disposed entities) are accounted for as continuing operations (“Continuing Operations”). See Note 1-Organization and Principal Activities to our consolidated financial statements for more information in the financial statements for FY 2023 included in our Form 20-F for the fiscal year ended September 30, 2023.

**	On November 22, 2023, we entered into an equity acquisition agreement with Alpha Mind, an insurance agency and insurance technology business in the PRC, and Alpha Mind’s shareholders to acquire all of the issued and outstanding shares in Alpha Mind (the “Acquisition”). The Acquisition of Alpha Mind was consummated on December 28, 2023. Alpha Mind conducts its insurance agency and insurance technology businesses in the PRC through its indirectly wholly-owned subsidiary, Jiachuang Yingan (Beijing) Information & Technology Co., Ltd. (the “Current WFOE”) and the Current WFOE’s consolidated variable interest entities. In April 2022, Alpha Mind, through the Current WFOE, entered into contractual arrangements with Huaming Insurance Agency Co., Ltd. (“Huaming Insurance”) and Huaming Yunbao (Tianjin) Technology Co., Ltd. (“Huaming Yunbao,” together with Huaming Insurance, the “Current VIEs”), respectively. The contractual arrangements enable Alpha Mind to obtain control over the Current VIEs.

Names of certain companies provided in this prospectus are translated or transliterated from their original Chinese legal names.

Discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We acquired Alpha Mind, an insurance agency and insurance technology business in the PRC, on December 28, 2023, and conduct insurance agency and insurance technology businesses in the PRC through the Current WFOE and Current VIEs which provides a wide variety of insurance products underwritten by major insurance companies, including industry leading and/or state-owned property and casualty insurance companies as well as certain regional property and casualty insurance companies in China. Through the Current VIEs, we hold the insurance agent operating license which is required under applicable PRC laws to conduct insurance agency business in China.

As an insurance agency, we are not involved in underwriting insurance policies. We are committed to providing insurance purchasers with comprehensive services, spanning from application to claim settlement, through our professional and dedicated approach. We have accumulated substantial expertise and successfully expanded our insurance product portfolio to encompass a wide range of offerings. These include life, health, group accident, and various other property-related insurances. Leveraging the growing ubiquity of mobile internet, we introduced the SaaS platform in 2023. The SaaS platform functions as an internal operational management system designed to enhance the efficiency and scalability of insurance operations. While it does not directly generate revenue, it provides a foundational infrastructure that enables insurance institutions and individual insurance brokers to onboard smoothly through a one-click process. This facilitates the rapid configuration of organizational structures, user accounts, client profiles, and access permissions. The platform integrates in real-time with external insurance databases, appointment scheduling systems, policy records, and performance tracking data. This integration creates a fully closed-loop sales process, enhancing data consistency and operational continuity across all stages. To support business growth and adaptability, the platform offers reserved expansion interfaces (an application programming interface used to connect with insurance providers). These allow for the quick integration of multiple insurance companies and their products, enabling a broader service offering and partnership ecosystem. Insurance brokers can also use the front-end interface of the SaaS platform to show the products detail to consumers, which can improve the efficiency of insurance selling process. By leveraging data-driven insights and standardized operational workflows, the system helps reduce the administrative overhead and costs associated with insurance operations. Ultimately, it makes insurance sales more straightforward, management more transparent, and customer service more professional. This technological advancement has streamlined and popularized our insurance agency business, enhancing accessibility and convenience for our customers.

Our role as an insurance agent is mainly to facilitate insurance companies to promote market penetration of their products through our extensive nationwide sales network. Insurance companies may leverage our marketing network to promote their products with cost efficiency rather than having to build a marketing network of their own. With respect to end customers, or insurance purchasers, our sales representatives are able to leverage their professional knowledge and experience to advise and recommend the most suitable insurance products and efficiently complete the contract signing process as well as assist them with claim applications.

With our solid foundation and unwavering commitment to excellence, we are confident in our ability to capitalize thriving Chinese insurance agency market. In 2024, we were ranked 40 among the top 100 insurance intermediaries in China and were ranked third in Tianjin region, in terms of insurance premium facilitated. We, through the Current VIEs, are principally engaged in the insurance agency business primarily through a “Business to Business to Consumer,” or B2B2C, model. We offer a wide variety of insurance products underwritten by major insurance companies in China, including industry leading and/or state-owned property and casualty insurance companies as well as certain regional property and casualty insurance companies in China, to insurance purchasers and generate revenue from commissions from these insurance companies, typically based on a percentage of the premium paid by insurance purchasers. In 2023 and 2024, we sold more than 13,687,786 and 22,765,794 insurance policies with an aggregate premium of approximately RMB2,139.0 million and RMB2,219.116 million, respectively.

We sell insurance policies primarily through a network of external referral sources, which comprised more than 740 external registered sales representatives and 102 strategic channel partners as of December 31, 2024, as well as through the in-house sales force. As of December 31, 2024, we had branch coverage in 16 cities in 10 provinces, autonomous regions and municipalities in China and had established collaborative relationships with 56 insurance companies and approximately 195 of their branches in China.

We specialize in distributing automobile insurance policies at the earlier stage of our business and subsequently expanded our insurance product portfolio to include other types of insurance including life, health, group accident and other property related insurances. In 2024, insurance premium from property related insurance accounted for approximately 84.2% of the total insurance premium from insurance policies sold.

We typically do not collect, hold or refer any insurance premiums to or on behalf of the insurance companies. The insurance premium typically will be paid directly by the insurance purchasers to the insurance companies, and the insurance companies will pay us the commission within a specified period after their receipt of the insurance premium. After an insurance policy takes effect, we communicate and coordinate with insurance purchasers and insurance companies to serve their respective needs. As we do not underwrite insurance policies, the insurance purchasers or policy holders do not have any direct recourse with us for insurance claims as the insurance contract is entered into directly between the policy holders and the insurance companies, we only play the role of facilitating the claim process.

We generate revenue from our insurance agency business primarily through collecting commissions from insurance companies for successful sales of their insurance products, which are typically based on a percentage of the premium paid by insurance policy purchasers. The commission rates are typically set by insurance companies and vary for different product types, different insurance companies and different geographic regions in which the insurance products are sold. The commission rates are also subject to adjustments by insurance companies from time to time based on their expectation on profits, consumer demand for insurance products in the market, the availability and pricing of comparable products from other insurance companies, regulatory requirements and governmental policies, and other factors that affect insurance companies at the relevant time. In this connection, the average commission rates also varied between different cities in which we operate our insurance agency business, and in 2023 and 2024, our by-city average commission rates ranged from 9% to 33% and 4% to 35%, respectively, while its overall average commission rate was 14% and 10%, respectively.

On October 26, 2021, December 17, 2021, and October 31, 2023, we transferred all of our equity interests in Q&K Investment Consulting (the “Former WFOE”), Qingke (China) Limited (“Q&K HK”), and Haoju (Shanghai) Artificial Intelligence Technology Co., Ltd. (“Haoju,” and together with the Former WFOE and Q&K HK, the “Disposed Entities”), respectively, to Wangxiancai Limited for nominal consideration (collectively, the “Equity Transfers”). At the time of the Equity Transfers, Wangxiancai Limited was beneficially owned by the legal representative and executive director of one of our subsidiaries and was therefore a related party; Wangxiancai Limited ceased to be a related party in October 2023. The consideration for each transfer was nominal because the Disposed Entities were loss-making, had net liabilities, and the likelihood of generating future cash flows was minimal given (i) decreasing demand for long-term rental apartments in the areas of operation due to population outflows and (ii) increasing operating costs as a percentage of revenue resulting from fixed cost burdens amid declining revenue streams. The Former WFOE was a wholly owned subsidiary of Q&K HK and, prior to its transfer, maintained a series of contractual arrangements with our former variable interest entity, Shanghai Qingke E-commerce Co., Ltd., through which we carried out certain rental apartment operations. Haoju, a limited company organized under the laws of the PRC and our indirect wholly owned subsidiary prior to the disposal, together with its subsidiaries held substantially all of the equity interests of our PRC subsidiaries through which we conducted our long-term apartment rental business (the “Disposed Business”). The Disposed Business contributed substantially all of our revenue and held substantially all of our assets prior to the October 31, 2023 disposal of Haoju, which was consummated on that date. The Disposed Business had been incurring losses from operations. Our accumulated deficits amounted to RMB 4,605,215,000 and RMB 3,856,801,000 as of September 30, 2025 and 2024 respectively. Net cash used in operating activities from continuing operations were RMB 11,698,000, RMB 8,955,000 and 22,178,000 for the years ended September 30, 2025, 2024 and 2023, respectively. As of September 30, 2025 and 2024, current liabilities exceeded current assets by RMB 909,308,000 and RMB 1,271,179,000, respectively. These factors raise substantial doubt about our ability to continue as a going concern. The Equity Transfers were effected to enable us to allocate resources to higher-quality rental apartment operations through our remaining subsidiaries in China. Haoju holds substantially all of the equity interest of our subsidiaries in the PRC, through which we carried out long-term apartment rental business (the “Disposed Business”). The Disposed Business contributed substantially all revenue and held substantially all of our assets prior to the Disposal. The Disposal was consummated on October 31, 2023.

In 2022, we entered into a loan agreement with Key Space (S) Pte. Ltd (“Key Space”), which was a subsidiary owned by one of our then shareholders, with a total principal amount of RMB4.1 million, in connection with our business operation. In FY 2022, FY 2023, and FY 2024, amounts due to Key Space were RMB4.1 million, RMB4.5 million and RMB4.3 million, respectively. The balance due to related parties represented borrowings from Key Space which were due within 12 months from borrowing, which were subsequently extended and are due by June 2026. Key Space ceased to be a related party of the Company in December 2024.

On November 22, 2023, we entered into an equity acquisition agreement with Alpha Mind, an insurance agency and insurance technology business in the PRC, and Alpha Mind’s then shareholders to acquire all of the issued and outstanding shares in Alpha Mind for an aggregate purchase price of US$180,000,000 (the “Acquisition”). The purchase price is payable in the form of a promissory note (collectively, the “Notes”). The Notes have a maturity of 90 days from the closing date, which was subsequently extended to June 30, 2025, an interest rate of 3% per annum and will be secured by all of the issued and outstanding equity of Alpha Mind and all of the assets of Alpha Mind, including its consolidated entities. As of January 14, 2026, the Company had paid off a total principal amount of US$77,000,000 by issuing Class A ordinary shares of the Company to the noteholders. The Company intends to pay the rest of the promissory notes by either using the cash flow generated by the Company’s operation or through debt or equity offerings or loans; however, depending on market conditions, the Company may also choose to pay a portion of the promissory notes through issuance of Class A ordinary shares. We have also been exploring financing opportunities with certain Asia-based investors who are not U.S. persons and who are not affiliated with us or the Current VIEs. The financing may involve equity-based instruments, including convertible debt. However, the terms and conditions are still under negotiation and there are uncertainties whether we can close the financing on favorable terms and in a timely manner or at all. In the event that we fail to repay the promissory notes within the extended maturity date, the noteholders may exercise their collateral rights in which case we will lose control and will no longer be able to consolidate the results of operations of Alpha Mind. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to our Business and Industry— If we are unable to repay or refinance the Notes, we will lose control and will no longer be able to consolidate the results of operations of Alpha Mind. In addition, our level of indebtedness could adversely affect our business, financial condition, results of operations and prospects” in the Company’s annual report on Form 20-F for FY 2025. The Acquisition was completed on December 28, 2023, upon which Alpha Mind became our wholly-owned subsidiary and we assumed and began conducting the principal business of Alpha Mind.

Effective on December 7, 2023, we adjusted the ratio of ADS from one (1) ADS representing fifteen thousand (15,000) Class A ordinary shares to one (1) ADS representing six hundred thousand (600,000) Class A ordinary shares.

On May 20, 2024, our authorized share capital was changed to US$48,000,000 divided into 480,000,000,000,000 shares of a nominal or par value of US$0.0000001 each, of which 419,500,000,000,000 were designated as Class A Ordinary Shares of a nominal or par value of US$0.0000001 each, 60,000,000,000,000 were designated as Class B Ordinary Shares of a nominal or par value of US$0.0000001 each, and 500,000,000,000 were designated as Preferred Shares of a nominal or par value of US$0.0000001 each.

On May 20, 2024, we changed our company name from “FLJ Group Limited” to “XChange TEC.INC,” effective on May 21, 2024. The ADSs began trading under the new ticker symbol “XHG” on the NASDAQ effective on June 3, 2024.

On June 6, 2024, the Company and Burgeon Capital Inc (“Burgeon Capital”) entered into certain share conversion documents (the “Conversion Documents”), pursuant to which, the Company agreed to issue to Burgeon Capital and Burgeon Capital agreed to subscribe from the Company, the Converted Shares, as the repayment by the Company to Burgeon Capital of all outstanding principal amount and accrued interest under the promissory note issued to Burgeon Capital on December 28, 2023, with a total amount of US$27,342,000.

On August 26, 2024, the Company’s board of directors, after careful deliberations with the Company’s management team, decided it would be in the best interest of the Company to dispose of its apartment rental business segment because it failed to meet performance expectations, was operating at a financial loss, and faced unfavorable market conditions.

On September 12, 2024, we sold all of the equity interest in QK365, FENGLINJU PROPERTY (CHINA) LIMITED and Shanghai Meileju Intelligent Technology Co., Ltd to Wangxiancai Limited, a limited company incorporated under the laws of Hong Kong for nominal consideration. As a result of the Disposal, we have no longer conducted the long-term apartment rental business.

On October 24, 2024, Mr. Yong Zhang purchased from Mr. Chengcai Qu, the then sole shareholder and sole director of Golden Stream, all issued and outstanding ordinary shares held by Mr. Qu in Golden Stream, and became the sole shareholder and sole director of Golden Stream.

Effective on November 8, 2024, we adjusted the ratio of ADS from one (1) ADS representing six hundred thousand (600,000) Class A ordinary shares to one (1) ADS representing twelve million (12,000,000) Class A ordinary shares.

On December 12, 2024 and December 20, 2024, the Company issued 82,800,000,000,000 and 84,000,000,000,000 Class A Ordinary shares respectively in accordance with a Securities Purchase Agreement with VG Master Fund SPC (“VG”) dated September 24, 2024.

On March 24, 2025, we closed the acquisition of a Hong Kong-based insurance brokerage firm licensed by the Hong Kong Insurance Authority. It grants us direct access to Hong Kong’s dynamic insurance market and paves the way for the Company to launch tailored insurance solutions for clients across China and international markets. Hong Kong’s insurance sector has demonstrated robust growth driven by rising demand from mainland Chinese clients and expatriates seeking international-standard wealth preservation tools. As a gateway linking global capital flows, Hong Kong offers unparalleled opportunities to serve high-net-worth individuals, multinational corporations, and cross-border investors. Our entry into the Hong Kong market aligns with the vision to become a one-stop hub for clients seeking sophisticated risk management and wealth enhancement solutions. The local regulatory capabilities allow our business team to deliver innovative insurance products that meet the evolving needs of Asia’s affluent population.

On April 23, 2025, the Company, MMTEC, Inc. (“MMTEC”), who was the then holder of the Note in the original principal amount of US$153,000,000, and Infinity Asset Solutions Ltd. (“Infinity Asset”), entered into a Note Purchase Agreement, pursuant to which Infinity Asset purchased from MMTEC, a portion of the Note (the “Infinity Note”) representing US$51,988,242 of the total US$153,738,529 of the unpaid principal and accrued and unpaid interest under the Note.

On May 6, 2025, the Company changed the ratio of the ADSs representing its Class A ordinary shares from one (1) ADS representing one hundred and twenty (120) Class A ordinary shares to one (1) ADS representing two thousand four hundred (2,400) Class A ordinary shares.

On May 9, 2025, the Company and Infinity Asset entered into a share subscription agreement and a payoff letter, pursuant to which, the Company issued 108,027,515,844 Class A Ordinary Shares to Infinity Asset, as the repayment by the Company to Infinity Asset of all outstanding principal amount and accrued interest under the Infinity Note with a total amount of US$51,988,242.

On June 30, 2025, the Company and MMTEC agreed to extend the maturity date of the Note held by MMTEC and accrued interest to date to December 31, 2025 and if the Notes have an outstanding balance on the maturity date, the maturity date will be automatically extended to the end of following year.

Regulations

We operate in an increasingly complex legal and regulatory environment. We are subject to a variety of PRC and foreign laws, rules and regulations across numerous aspects of our business. This section sets forth a summary of the principal PRC laws, rules and regulations relevant to our business and operations in the PRC.

Regulation of Insurance Agencies

The principal regulation governing professional insurance agencies is the Provisions on the Regulation of Insurance Agencies, effective from January 1, 2021. The Provisions on the Regulation of Insurance Agencies regulate market access, operating rules, market exit, monitoring and inspection, and legal obligations for insurance agencies.

According to the Provisions on the Regulation of Insurance Agencies, “insurance agencies” refers to organizations or individuals that are entrusted by an insurance company and collect commissions from the insurance company to handle the insurance business on an agency basis within the scope authorized by the insurance company, including professional insurance agencies, sideline insurance agencies and individual insurance agents.

To establish a professional insurance agency, the minimum registered capital depends on its business region. For professional insurance agencies whose business regions are not limited to the province, autonomous region, municipality directly under the central government, or city specifically designated in the state plan where they are registered, the minimum registered capital should be RMB50 million, while for those operating within the province, autonomous region, municipality directly under the central government, or city specifically designated in the state plan where they are registered, the minimum registered capital should be RMB20 million. The registered capital of a professional insurance agency must be paid-in monetary capital. An insurance professional agency must obtain an Insurance Agent Operating License.

A professional insurance agency may engage in the following insurance agency businesses:

●	selling insurance products on behalf of the insurer principal;

●	collecting insurance premiums on behalf of the insurer principal;

●	conducting loss surveys and handling claims of insurance businesses on behalf of the insurer principal; and

●	other business activities specified by the CBIRC.

According to the Notice to Overhaul Chaotic Auto Insurance Market (the “Overhaul Notice”), promulgated by the CBIRC on July 6, 2017, all property insurance companies must intensify their compliance management and control of vehicle insurance intermediary businesses, and comply with authorization and management responsibilities applicable to intermediaries and individuals. Property insurance companies may not entrust any institution without lawful qualification to conduct insurance sale activities, or pay vehicle insurance service charges to unqualified institutions, directly or in a disguised way.

Property insurance companies may not entrust or permit any cooperative intermediary to delegate vehicle insurance agency rights to any other institution. A property insurance company may entrust a third-party internet platform to provide webpage-linking services, but may not entrust or permit any third-party internet platform without a lawful qualification as an insurance intermediary to engage in insurance sale activities on its website, including trial calculations of insurance premiums, price quotations and comparisons, business promotions and fund payments.

Property insurance companies must submit for approval of the terms and premium ratios for vehicle insurance. Any property insurance company, insurance intermediary or individual may not grant or undertake to grant benefits not specified in an insurance contract to the policyholder or the insured, including by returning cash or providing prepaid cards, negotiable securities, insurance products, coupons or other property, or offsetting premiums by reward points or exchanging reward points for goods. Property insurance companies, insurance intermediaries or individuals may not pay interest or benefits not specified in an insurance contract in a disguised way such as by allowing the insured to participate in a promotional campaign organized by any other institution or individual.

According to the Guiding Opinions on Implementation of the Comprehensive Reform of Vehicle Insurance promulgated by the CBIRC on September 2, 2020, insurance companies and intermediaries will be under simultaneous investigation and handling in the vehicle insurance field, to severely crack down on the illegal acts such as obtaining service charges by fabricating intermediary business, issuing false invoices and bundled sales. In addition, it is imperative to promote insurance companies and intermediaries to improve the connection of information systems, to regulate the settlement and payment of service charges, and prohibit the advance payment by sales personnel. Insurance intermediaries are prohibited from carrying out non-local vehicle insurance business.

In September 2023, the National Financial Regulatory Administration promulgated the Measures for the Administration of Insurance Sales Activities, which will come into force on March 1, 2024. These Measures categorizes insurance sales activities of insurance companies and insurance intermediaries, including insurance agency companies, into three phases namely pre-sales, in-sales, and post-sales activities, setting forth varied regulatory requirements on insurance sales activities in the phases of pre-sales, in-sales, and post-sales activities.

Qualification Management for Practitioners of Insurance Agencies

Based on the Provisions on the Regulation of Insurance Agencies, the CBIRC is authorized by law and the State Council to exercise centralized supervision and administration competence over practitioners of insurance agencies by category. Under the Provisions on the Regulation of Insurance Agencies, the term “practitioners of insurance agencies” refers to individuals of insurance agencies who engage in sale of insurance products or the relevant loss survey.

Based on the Provisions on the Regulation of Insurance Agencies, the Circular of the China Insurance Regulatory Commission on Issues concerning the Administration of Insurance Intermediary Practitioners promulgated by the CBIRC on August 3, 2015 and Notice on Cancelling and Adjusting a Group of Administrative Approval Items promulgated by the CBIRC on August 7, 2015, prior to practice of practitioners of insurance agencies, the employer should file practice registration information for such personnel on the CBIRC insurance intermediaries monitoring information system, without requiring a qualification certificate as a prerequisite for practice registration management.

Professional insurance agencies, including us, are obligated to monitor the sales activities of the salespersons and restrict and prohibit the misconduct of such insurance sales practitioners employed by or cooperated with such professional insurance agencies. Any failure to do so may result in rectification orders, penalties or fines to the practitioners of insurance agencies and the professional insurance agencies themselves.

Regulation of Internet Insurance

On December 7, 2020, CBIRC issued Measures for the Regulation of Internet Insurance Businesses (the “Internet Insurance Measures”). Pursuant to the Internet Insurance Measures, no institutions or individuals other than insurance institutions, which refer to insurance companies, insurance agency companies, insurance brokerage companies and other qualified insurance intermediaries, may engage in the internet insurance business. Under the Internet Insurance Measures, an insurance institution may sell insurance products or provide insurance brokerage services via the Internet and self-service terminal equipment, so that consumers can independently learn the product information and complete insurance purchase on their own through such insurance institution’s self-operated network platform or the self-run network platforms of other insurance institutions. However, the insurance application pages must belong to the self-run network platform of such insurance institution. “Self-operated online platforms” refer to online platforms set up by insurance institutions with independent operation and complete data authority. Self-operated online platforms shall effectively isolate from its affiliated parties such as shareholders, actual controllers and senior executives of the company in such aspects as finance, business, information system and customer information protection etc.

An insurance institution conducting Internet insurance businesses and its self-operated network platform shall meet the following conditions:

●	the place of service access is within the territory of the PRC;

●	it shall meet the provisions of the relevant laws and regulations and the qualification requirements of the competent authority of the relevant industry;

●	it shall have an information management system and core business system supporting the operation of Internet insurance businesses, which shall be effectively isolated from other irrelevant information systems of the insurance institution;

●	it shall have sound cybersecurity monitoring, information notification and emergency response mechanisms, as well as sound cybersecurity protection means such as boundary protection, intrusion detection, data protection and disaster recovery;

●	it shall implement the national graded protection system for cybersecurity, carry out record-filing of the grading of cybersecurity, regularly carry out graded protection assessment, and implement security protection measures for the corresponding grades;

●	it shall have a legal and compliant marketing model and establish an operation and service system that meets the operation needs of Internet insurance, meets the characteristics of Internet insurance users and supports the service coverage regions;

●	it shall establish or specify an Internet insurance business management department, equip itself with corresponding professionals, designate a senior executive to serve as the person in charge of Internet insurance businesses, and specify the persons in charge of the self-run network platforms respectively;

●	it shall have a sound management system and operating procedures for Internet insurance businesses;

●	an insurance company shall, in carrying out Internet insurance sales, comply with the relevant provisions of the CBIRC on the regulatory evaluation for solvency and protection of consumers’ rights and interests;

●	a professional insurance intermediary shall be a national agency, and its business regions are not limited to the province where its head office is registered, and shall comply with the relevant provisions of the CBIRC on the classified regulation of professional insurance intermediaries; and

●	it shall meet other conditions prescribed by the CBIRC.

According to the Internet Insurance Measures, “Internet insurances companies” can be established upon special approval by the CBIRC and registered in accordance with the law without establishing branches and specialize in carrying out Internet insurance business nationwide in order to promote the integration and innovation of insurance business with the Internet, big data and other new technologies. An Internet insurance company shall not sell insurance products offline or through other insurance institutions.

In addition, an Internet enterprise is allowed to use the self-operated network platform to sell Internet insurance products and provide insurance services as an insurance agent, provided that such Internet enterprise shall obtain the insurance agency operating license for operating insurance agency business.

Non-insurance institutions may not carry out Internet insurance business, including but not limited to the following commercial acts: (i) providing consulting services for insurance products; (ii) comparing insurance products, trial calculation of insurance premiums and comparing quotations; (iii) designing insurance purchase plans for insurance applicants; (iv) going through insurance purchase formalities on behalf of clients; and (v) collecting insurance premiums as an agent.

The Internet Insurance Measures provides that the CBIRC and its local offices are responsible for the development of the regulatory system for Internet insurance business in an overall manner, and the CBIRC and its local offices shall, in accordance with the division of regulatory work for insurance institutions, implement daily monitoring and regulation of Internet insurance business.

Regulation of Services Provided by Professional Insurance Agency and Its Practitioners

Based on the Provisions on the Regulation of Insurance Agencies, professional insurance agencies and practitioners may not take the following deceptive actions in insurance agency activities:

●	deceiving the insurer, applicant, the insured or beneficiary;

●	concealing important information relating to the insurance contract;

●	obstructing the applicant to perform his/her obligation of disclosure, or inducing him/her not to perform his/her obligation of disclosure;

●	giving or promising to give the applicant, the insured or the beneficiary benefits other than those stipulated in the insurance contract;

●	coercing, inducing or restricting the applicant to enter into an insurance contract by taking advantage of his/her administrative power, position or the advantage of his/her occupation or by other unfair means;

●	forging or altering an insurance contract without authorization, or providing false supporting materials for the parties to an insurance contract;

●	misappropriating, withholding or occupying insurance premiums or insurance benefits;

●	seeking improper benefits for other institutions or individuals by taking advantage of his/her business;

●	defrauding the insurance benefits by colluding with the applicant, the insured or beneficiary; or

●	disclosing business secrets of the insurer, the applicant or the insured known in the business activities.

A professional insurance agency may not sign insurance contracts on behalf of a contributor. On April 2, 2019, the CBIRC issued a Notice to Rectify the Irregularities in the Insurance Intermediary Market (the “Rectify Notice”), requiring all insurance companies and insurance intermediaries to conduct self-inspections to determine whether their practices violate relevant regulations.

According to the Rectify Notice, among other matters, insurance intermediaries and insurance agencies must rectify any non-compliance practices, such as granting or undertaking to grant policyholders, insured parties or beneficiaries benefits other than those agreed in the insurance contracts, failure to register the sales persons engaged by the insurance intermediaries with the CBIRC’s Insurance Intermediaries Regulatory Information System, or hiring sales person with bad conduct or who do not have professional knowledge necessary for insurance sales. As of the date this proxy statement/prospectus, CCT has completed the applicable rectification measures.

On June 23, 2020, the CBIRC further issued the Notice to Follow-up Review of the Rectification of Market Chaos in Banking and Insurance Industries (the “Review Notice”), requiring all banking and insurance institutions to carry out strict self-examination and self-rectification. According to the Review Notice, among other matters, insurance companies and insurance intermediaries must rectify any non-compliance practices, such as misleading consumers to buy insurance products by making false publicity on the grounds that the sales of insurance products are about to be stopped or the premium rates are about to be adjusted, maliciously misleading or instigating clients to cancel insurance policies, making consumers suffer from unnecessary losses of contractual rights and interests, or disclosing client information in violation of regulations. CCT has completed the self-examination and self-rectification work and reported the same to the CBIRC.

Regulations Relating to Foreign Investment

Companies established and operating in the PRC shall be subject to the Company Law of the PRC, or the PRC Company Law, which was promulgated on December 29, 1993 and newly amended on December 28, 2013 and October 26, 2018. The PRC Company Law provides general regulations for companies set up and operating in the PRC, including foreign-invested companies. Unless otherwise provided in the PRC foreign investment laws, the provisions in the PRC Company Law shall prevail.

Investments in the PRC by foreign investors and foreign-invested enterprises are regulated by the Special Administrative Measures (Negative List) for the Access of Foreign Investment, or the Negative List, the latest version of which was promulgated by the NDRC and the PRC Ministry of Commerce, or the MOFCOM on June 23, 2020 and became effective as of July 23, 2020 and Catalogue of Industries for Encouraging Foreign Investment, or the Encouraging Catalogue, the latest version of which was promulgated by the NDRC and the MOFCOM on December 27, 2020 and became effective as of January 27, 2021. The Negative List and the Encouraging Catalogue jointly categorize the industries into three categories: encouraged industries, restricted industries and prohibited industries. Establishment of wholly foreign-owned enterprises is generally allowed in industries outside of the Negative List. For the restricted industries within the Negative List, some are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. Foreign investors are not allowed to invest in industries in the Negative List. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other applicable PRC regulations. The Negative List expands the scope of permitted industries by reducing the number of industries that fall within the previous negative list where restrictions on the shareholding percentage or requirements on the composition of board or senior management still exists.

The Foreign Investment Law became effective on January 1, 2020 and has replaced the trio of three previous laws regulating foreign investment in China, or the Three FIE Laws, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, as the legal foundation for foreign investment in the PRC. Generally speaking, the PRC Company Law or the PRC Partnership Law shall apply with respect to an FIE’s organization. This is aimed to put an end to any discrepancy between the Three FIE Laws and the Company Law.

The Foreign Investment Law mainly stipulates four forms of foreign investors, which includes: (a) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within PRC; (b) a foreign investor acquires stock shares, equity shares, interests in assets, or other like rights and interests of an enterprise within PRC; (c) a foreign investor, individually or collectively with other investors, invests in a new project within PRC; and (d) foreign investors invest in China through any other methods under laws, administrative regulations, or provisions prescribed by the State Council. Compared with the Three FIE Laws, the Foreign Investment Law is profoundly different in the following aspects:

●	Application of a pre-establishment national treatment. According to the Foreign Investment Law, the PRC governments shall govern foreign investment according to the system of pre-establishment national treatment, which requires treatment given to foreign investors and their investments during the market access stage shall not be inferior to treatment afforded to PRC domestic investors and their investment except where a foreign investment falls into the orbit of the Negative List.

●	Application of an updated Investment Management. Pursuant to the Foreign Investment Law, the State shall establish a foreign investment information report system. Foreign investors or FIEs shall submit investment information to the competent department for commerce through the enterprise registration system and the enterprise credit information publicity system. The content and scope of information subject to the reporting obligations shall be determined under the principle of necessity. In addition, the State shall establish a security review system for foreign investment, under which a security review shall be conducted for any foreign investment affecting or having the possibility to affect the state security.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local governments shall abide by their policy commitments to the foreign investors and perform all contracts entered into in accordance with the law; foreign-invested enterprises are allowed to issue stocks and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriate or requisition the investment of foreign investors is prohibited; mandatory technology transfer is prohibited; foreign investors’ funds are allowed to be freely transferred out and into the territory of PRC, which run through the entire lifecycle from the entry to the exit of foreign investment; and providing an all-around and multi-angle system to guarantee fair competition of foreign-invested enterprises in the market economy. Furthermore, the Foreign Investment Law provides that foreign-invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementation of the Foreign Investment Law, which means that foreign-invested enterprises may be required to adjust the structure and corporate governance in accordance with the current PRC Company Law and other laws and regulations governing the corporate governance.

On December 12, 2019, the State Council promulgated the Implementation Regulations of Foreign Investment Law, or the Implementation Regulations, which simultaneously came into force with the Foreign Investment Law from January 1, 2020. The Implementation Regulations provides specific operation rules for the principles of investment protection, investment promotion and investment management in the Foreign Investment Law.

Regulation of Foreign Investment in the Insurance Brokerage and Insurance Agency Industry

Pursuant to the Announcement of the China Insurance Regulatory Commission on Permitting Foreign Insurance Brokerage Companies to Establish Solely Foreign-invested Insurance Brokerage Companies, effective from December 11, 2006, in accordance with the related commitments of China for accession to the WTO, foreign insurance brokerage companies may establish wholly foreign-funded insurance brokerage companies in accordance with PRC laws and there are no restrictions other than those on establishment conditions and business scope. Pursuant to the Notice of the China Banking and Insurance Regulatory Commission on Widening the Scope of Business of Foreign-funded Insurance Brokerage Companies issued on and effective from April 27, 2018, foreign-funded insurance brokerage institutions that have obtained insurance brokerage business permits upon approval by the insurance regulatory authority of the State Council may engage in the same businesses as a PRC domestic insurance brokerage company.

Pursuant to the Public Announcement of the China Insurance Regulatory Commission on Relevant Matters Concerning the Application of the Insurance Agencies in Hong Kong and Macao for Establishing Solely-Invested Insurance Agencies in the Mainland issued on December 26, 2007, from January 1, 2008, local professional insurance agencies in Hong Kong or Macao which meet the requirements may apply for the establishment of solely-invested insurance agencies in the mainland of the PRC. Pursuant to the Supplements and Amendments VIII to the Mainland’s Specific Commitments on Liberalization of Trade in Services for Hong Kong and the Supplements and Amendments VIII to the Mainland’s Specific Commitments on Liberalization of Trade in Services for Macao, qualified insurance brokerage institutions in Hong Kong or Macao may establish solely-invested insurance agencies in Guangdong province (including Shenzhen) for practicing within Guangdong province. Pursuant to the Notice of the China Banking and Insurance Regulatory Commission on Allowing Overseas Investors to Operate Insurance Agent Business in China, effective from June 19, 2018, overseas insurance agency entities operating an insurance agency business for three or more years outside China and foreign-funded insurance companies in China which have operated for three or more years may apply to CBIRC to establish a foreign-invested insurance agency within China.

Regulations Relating to Foreign Investment in the Value-Added Telecommunication Services

The Telecommunications Regulations of the People’s Republic of China, which was promulgated by the State Council on September 25, 2000 and last amended on February 6, 2016, categorizes all telecommunications businesses in China as either basic telecommunications businesses or value-added telecommunications businesses. Further, according to the Catalog of Telecommunications Business, attached to the Telecommunications Regulations and last mended by the MIIT on December 28, 2015, information services provided via fixed network, mobile network and Internet fall within value-added telecommunication services.

The State Council promulgated the Administrative Rules on Foreign-invested Telecommunications Enterprises in December 2001, as last amended on February 6, 2016, or the FITE Regulations. The FITE Regulations set forth detailed requirements with respect to capitalization, investor qualifications and application procedures in connection with the establishment of a foreign-invested telecommunications enterprise. These administrative rules require a foreign-invested value-added telecommunications enterprises in mainland China to be established as Sino-foreign joint ventures, which the foreign investors may acquire up to 50% of the equity interest of such enterprise.

In July 2006, MIIT publicly released the Notice on Strengthening the Administration of Foreign Investment in Operating Value-added Telecommunications Business, or the MIIT Notice, which reiterates certain provisions under the FITE Regulations. According to the MIIT Notice, if any foreign investor intends to invest in a PRC telecommunications business, a foreign-invested telecommunications enterprise must be established and such enterprise must apply for the relevant telecommunications business licenses. Under the MIIT Notice, domestic telecommunications enterprises are prohibited from renting, transferring or selling a telecommunications license to foreign investors in any form, and from providing any resources, premises, facilities and other assistance in any form to foreign investors for their illegal operation of any telecommunications business in China.

Regulations on Consumer Protection

In October 1993, the SCNPC promulgated the Law on the Protection of the Rights and Interests of Consumers, or the Consumer Protection Law, which became effective on January 1, 1994 and was further amended on August 27, 2009 and October 25, 2013. Under the Consumer Protection Law, any business operator providing a commodity or service to a consumer is subject to certain mandatory requirements, including the following:

●	to ensure that commodities and services meet certain safety requirements;

●	to protect the safety of consumers;

●	to disclose serious defects of a commodity or a service and to adopt preventive measures against occurrence of damage;

●	to provide consumers with accurate information and to refrain from conducting false advertising;

●	to obtain consents of consumers and to disclose the rules for the collection and/or use of information when collecting data or information from consumers; to take technical measures and other necessary measures to protect the personal information collected from consumers; not to divulge, sell, or illegally provide consumers’ information to others; not to send commercial information to consumers without the consent or request of consumers or with a clear refusal from consumers;

●	not to set unreasonable or unfair terms for consumers or alleviate or release itself from civil liability for harming the legal rights and interests of consumers by means of standard contracts, circulars, announcements, shop notices or other means;

●	to remind consumers in a conspicuous manner to pay attention to the quality, quantity and prices or fees of commodities or services, duration and manner of performance, safety precautions and risk warnings, after-sales service, civil liability and other terms and conditions vital to the interests of consumers under a standard form of agreement prepared by the business operators, and to provide explanations as required by consumers; and

●	not to insult or slander consumers or to search the person of, or articles carried by, a consumer or to infringe upon the personal freedom of a consumer.

Business operators in China may be subject to civil liabilities for failing to fulfill the obligations discussed above. These liabilities include restoring the consumer’s reputation, eliminating the adverse effects suffered by the consumer, and offering apology and compensation for any loss thus incurred to the consumer. The following penalties may also be imposed by relevant governmental agencies upon business operators for the infraction of these obligations: issuance of a warning, confiscation of any illegal income, imposition of a fine, an order to cease business operation, revocation of its business license or imposition of criminal liabilities under circumstances that are specified in laws and statutory regulations.

In December 2003, the Supreme People’s Court in China enacted the Interpretation of Some Issues Concerning the Application of Law for the Trial of Cases on Compensation for Personal Injury, which further enhances the liabilities of business operators engaged in the operation of accommodation, restaurants, or entertainment facilities and subjects such operators to compensatory liabilities for failing to fulfill their statutory obligations to a reasonable extent or to guarantee the personal safety of others.

Regulation of Anti-Money Laundering

Based on the Circular on Strengthening Work of Anti-Money Laundering in Insurance Industry, promulgated on August 10, 2010 by the CB IRC, and Administrative Measures for the Anti-money Laundering Work in the Insurance Industry, effective from October 1, 2011, the CBIRC organizes, coordinates and directs policies concerning anti-money laundering in the insurance industry. Under these measures, insurance companies, insurance asset management companies, professional insurance agencies and insurance brokers are required to materially improve their anti-money laundering related internal control competence on the basis of real-name policy issuance and on the principle of complete customer materials, traceable transaction records and regulated funds operation.

Based on provisions of the Administrative Measures for the Anti-money Laundering Work in the Insurance Industry, insurance companies carrying out the insurance business via professional insurance agencies or financial institution-based insurance joint offering agencies must include anti-money laundering provisions in their cooperation agreements. Professional insurance agencies and brokers must establish anti-money laundering internal control systems and prohibit equity investments with funds from illicit sources.

Senior management personnel of professional insurance agencies and brokers must be versed in anti-money laundering laws and regulations. Professional insurance agencies and brokers must provide anti-money laundering training and education, properly manage major money laundering cases involving itself, facilitate anti-money laundering monitoring and inspection, administrative investigation and investigation of criminal activities involving money laundering, and keep confidential any information related to lawful anti-money laundering initiatives.

Regulations relating to Information Security and Censorship

Internet content in China is also strictly regulated and restricted from a state security standpoint. Pursuant to the Decision Regarding the Protection of Internet Security enacted by the SCNPC on December 28, 2000, which was amended on August 27, 2009, any attempt to undertake the following actions may be subject to criminal punishment in China:

●	gaining improper entry into a computer or system of national strategic importance;

●	disseminating politically disruptive information;

●	leaking government secrets;

●	spreading false commercial information; or

●	infringing intellectual property rights.

The MPS has also promulgated a series of measures that prohibit the use of the internet in ways that, among other things, result in the leakage of government secrets or the spread of socially destabilizing content. The MPS and its local counterparts have supervision and inspection powers in this regard, and we may be subject to the jurisdiction of the local security bureaus. If an internet information service provider violates these measures, the PRC government may revoke its license and shut down its website. In 1997, the MPS issued the Administration Measures on the Security Protection of Computer Information Network with International Connections, which was amended by the State Council on January 8, 2011 and prohibited using internet in ways which, among others, resulted in a leakage of state secrets or spreading of socially destabilizing content.

Moreover, on December 7, 2016, the SCNPC promulgated the Cybersecurity Law of the People’s Republic of China, which became effective on June 1, 2017, pursuant to which, network operators shall comply with laws and regulations and fulfill their obligations to safeguard security of the network when conducting business and providing services. Those who provide services through networks shall take technical measures and other necessary measures pursuant to laws, regulations and compulsory national requirements to safeguard the safe and stable operation of the networks, respond to network security incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data, and the network operator shall not collect the personal information irrelevant to the services it provides or collect or use the personal information in contravention of the laws or agreements between both parties.

Regulations Relating to Protection of User Identity and Information

The security and confidentiality of information on the identity of internet users are also highly regulated in China. The Internet Information Service Administrative Measures promulgated by the State Council requires internet information service providers to maintain an adequate system that protects the security of user information. In December 2005, the MPS promulgated the Regulations on Technical Measures of Internet Security Protection, requiring internet service providers to utilize standard technical measures for internet security protection. Moreover, the Rules for Regulating the Market Order of Internet Content Services, which was promulgated in December 2011, further enhances the protection of internet users’ personal information by prohibiting internet information service providers from unauthorized collection, disclosure or use of personal information of their users.

In December 2012, the SCNPC promulgated the Decision on Strengthening Network Information Protection to enhance the legal protection of information security and privacy on the internet. On July 16, 2013, the Ministry of Industry and Information Technology, or the MIIT, promulgated the Provisions for the Protection of Telecommunication and Internet User Personal Information, or the Provisions for the Protection of Person Information. According to the Provisions for the Protection of Person Information, under which Internet information service providers are subject to strict requirements to protect personal information of internet users, including: if a network service provider wishes to collect or use personal information, such personal information collected shall be used only in connection with the services to be provided by Internet information service providers to such users and shall be kept in strict confidence. Furthermore, it must disclose to its users the purpose, method and scope of any such collection or usage, and must obtain consent from the users whose information is being collected or used. Network service providers are also required to establish and publish their protocols relating to personal information collection or usage, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Network service providers are required to cease any collection or usage of the relevant personal information, and de register the relevant user account, when a user stops using the relevant Internet service. Network service providers are further prohibited from divulging, distorting or destroying any such personal information, or selling or providing such personal information unlawfully to other parties. In addition, if a network service provider appoints an agent to undertake any marketing or technical services that involve the collection or usage of personal information, the network service provider is required to supervise and manage the protection of the information. Pursuant to the Provisions for the Protection of Person Information, in broad terms, that violators may face warnings, fines, public exposure and, in the most severe cases, criminal liability.

Regulations relating to Mobile Internet Applications Information Services

In China a mobile internet application is governed by the Provisions on the Administration of Mobile Internet Application Information Services, or the Provisions on Administration of Application, as promulgated by the CAC on June 28, 2016 and became effective on August 1, 2016.

Pursuant to the Provisions on Administration of Application, application information service providers shall obtain the relevant qualifications as required by laws and regulations, strictly implement their information security management responsibilities, and carry out the duties including to establish and complete user information security protection mechanism, to establish and complete information content inspection and management mechanisms, to protect users’ right to know the right to choose in the process of usage, and to record users’ daily information and preserve it for sixty (60) days.

Regulation Relating to Intellectual Property

The Copyright Law

PRC has enacted various laws and regulations relating to the protection of copyright. PRC is a signatory to some major international conventions on protection of copyright and became a member of the Berne Convention for the Protection of Literary and Artistic Works in October 1992, the Universal Copyright Convention in October 1992, and the Agreement on Trade-Related Aspects of Intellectual Property Rights upon its accession to the World Trade Organization in December 2001.

The Copyright Law of the PRC (2010 Revision), or the Copyright Law, which was promulgated on September 7, 1990 and subsequently amended on October 27, 2001 and February 26, 2010 and the Implementation Regulation of the Trademark Law of the PRC promulgated by the State Council on August 2, 2002 and further amended on January 8, 2011 and January 30, 2013 provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, enjoy copyright in their works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. The purpose of the Copyright Law aims to encourage the creation and dissemination of works which is beneficial for the construction of socialist spiritual civilization and material civilization and promotes the development and prosperity of Chinese culture.

Pursuant to the Computer Software Protection Regulations, as promulgated by the State Council on December 20, 2001, and most recently amended on January 30, 2013, Chinese citizens, legal persons and other organizations shall enjoy copyright on the software they develop, regardless of whether the software has been released publicly. Software copyright commences from the date on which the development of the software is completed. The protection period for software copyright of a legal person or other organizations shall be 50 years, concluding on December 31 of the 50th year after the software’s initial release. In order to further implement the Computer Software Protection Regulations, the State Copyright Bureau issued the Regulations for Computer Software Copyright Registration Procedures on February 20, 2002, which apply to software copyright registration, license contract registration and transfer contract registration.

The Trademark Law

Trademarks are protected by the Trademark Law of the People’ Republic of China (2013 Revision) which was promulgated on August 23, 1982 and subsequently amended on February 22, 1993, October 27, 2001 and August 30, 2013 respectively as well as the Implementation Regulation of the PRC Trademark Law adopted by the State Council on August 3, 2002 and further amended on April 29, 2014. In China, registered trademarks include commodity trademarks, service trademarks, collective trademarks and certification trademarks.

The Trademark Office under the SAMR, handles trademark registrations and grants a term of ten years to registered trademarks. Trademarks are renewable every ten years where a registered trademark needs to be used after the expiration of its validity term. A registration renewal application shall be filed within 12 months prior to the expiration of the term. A trademark registrant may license its registered trademark to another party by entering into a trademark license contract. Trademark license agreements must be filed with the Trademark Office to be recorded. The licensor shall supervise the quality of the commodities on which the trademark is used, and the licensee shall guarantee the quality of such commodities. As with trademarks, the PRC Trademark Law has adopted a “first come, first file” principle with respect to trademark registration. Where the trademark for which a registration application has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

The Patent Law

According to the Patent Law of the People’s Republic of China (2008 Revision) promulgated by the SCNPC, and its Implementation Rules (2010 Revision) promulgated by the State Council, the State Intellectual Property Office of the PRC is responsible for administering patents in the PRC. The patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective jurisdictions. The Patent Law of the PRC and its implementation rules provide for three types of patents, “invention”, “utility model” and “design”. Invention patents are valid for twenty years, while design patents and utility model patents are valid for ten years, from the date of application. The Chinese patent system adopts a “first come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. Except under certain specific circumstances provided by law, any third party user must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of the patent rights.

Domain Names

On May 29, 2012, the China Internet Network Information Center, or the CNNIC issued the Implementing of the Rules for China Internet Network Information Center Domain Name Registration (2012 Revision), setting forth detailed rules for registration of domain names. The MIIT promulgated the Administrative Measures on Internet Domain Name, or the Domain Name Measures on August 24, 2017, which became effective on November 1, 2017. According to the Domain Name Measures, domain name owners are required to register their domain names and the MIIT is in charge of the administration of PRC Internet domain names. The domain name services follow a “first come, first file” principle. Applicants for registration of domain names shall provide their true, accurate and complete information of such domain names to and enter into registration agreements with domain name registration service institutions. The applicants will become the holders of such domain names upon the completion of the registration procedure.

Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

Foreign currency exchange in China is primarily governed by the Foreign Exchange Control Regulations of the PRC, or the Foreign Exchange Administration Rules, promulgated by the State Council on January 29, 1996 and last amended on August 5, 2008, and various regulations issued by the State Administration of Foreign Exchange, or the SAFE and other relevant PRC government authorities. Under the Foreign Exchange Administration Rules, the RMB is freely convertible into other currencies for routine current account items, including distribution of dividends, payment of interest, trade and service related foreign exchange transactions. The conversion of RMB into other currencies for most capital account items, such as direct equity investment, overseas loan, and repatriation of investment, however, is still regulated. Payments for transactions that take place within the PRC must be made in RMB. Unless otherwise approved, PRC companies may repatriate foreign currency payments received from abroad or retain the same abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks under the current account items subject to a cap set by the SAFE or its local office. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaging in settlement and sale of foreign exchange pursuant to relevant rules and regulations of the State. For foreign exchange proceeds under the capital accounts, approval from the SAFE is required for its retention or sale to a financial institution engaging in settlement and sale of foreign exchange, except where such approval is not required under the relevant rules and regulations of the PRC.

Pursuant to the Notice of the SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or the SAFE Notice No. 59, as promulgated by SAFE on November 19, 2012 and further amended on May 4, 2015 and October 10, 2018, approval is not required for the opening of an account entry in foreign exchange accounts under direct investment, for domestic transfer of the foreign exchange under direct investment. SAFE Notice No. 59 also simplified the capital verification and confirmation formalities for foreign-invested entities and the foreign capital and foreign exchange registration formalities required for the foreign investors to acquire the equities of a Chinese party, and further improve the administration on exchange settlement of foreign exchange capital of foreign-invested entities.

On February 13, 2015, SAFE promulgated the Notice on Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, effective June 1, 2015, which canceled the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment. In addition, it simplified the procedure of registration of foreign exchange and investors shall register with banks for direct domestic investment and direct overseas investment.

The Notice of the SAFE on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or the SAFE Notice No. 19, was promulgated on March 30, 2015 and became effective on June 1, 2015. According to the SAFE Notice No. 19, a foreign-invested enterprise may, in response to its actual business needs, settles with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange bureau has confirmed monetary contribution rights and interests (or for which the bank has registered the account crediting of monetary contribution). For the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange bureau (bank) at the place of registration.

The Notice of the SAFE on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or the SAFE Notice No. 16, was promulgated and became effective on June 9, 2016. According to the SAFE Notice No. 16, enterprises registered in PRC may also convert their foreign debts from foreign currency into RMB on self-discretionary basis. The SAFE Notice No. 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis, which applies to all enterprises registered in the PRC. The SAFE Notice No. 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope and may not be used for investment in securities or other investment with the exception of bank financial products that can guarantee the principal within PRC unless otherwise specifically provided. Besides, the converted RMB shall not be used to make loans for related enterprises unless it is within the business scope or to build or to purchase any real estate that is not for the enterprise own use with the exception for the real estate enterprises.

On January 26, 2017, SAFE promulgated the Notice on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Notice No. 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall cover losses in the previous years prior to remittance of profits. Moreover, pursuant to the SAFE Notice No. 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations on Offshore Financing

On July 4, 2014, the SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles, or Circular 37, which became effective on the same date, and Circular 37 shall prevail over any other inconsistency between itself and relevant regulations promulgated earlier. Pursuant to Circular 37, any PRC residents, including both PRC institutions and individual residents, are required to register with the local SAFE branch before making contribution to a company set up or controlled by the PRC residents outside of the PRC for the purpose of overseas investment or financing with their legally owned domestic or offshore assets or interests, referred to in this circular as a “special purpose vehicle”. Under Circular 37, the term “PRC institutions” refers to entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC individual residents” includes all PRC citizens (also including PRC citizens abroad) and foreigners who habitually reside in the PRC for economic benefit. A registered special purpose vehicle is required to amend its SAFE registration or file with respect to such vehicle in connection with any change of basic information including PRC individual resident shareholder, name, term of operation, or PRC individual resident’s increase or decrease of capital, transfer or exchange of shares, merger, division or other material changes. In addition, if a non-listed special purpose vehicle grants any equity incentives to directors, supervisors or employees of domestic companies under its direct or indirect control, the relevant PRC individual residents could register with the local SAFE branch before exercising such options. The SAFE simultaneously issued a series of guidance to its local branches with respect to the implementation of Circular 37. Under Circular 37, failure to comply with the foreign exchange registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including restrictions on the payment of dividends and other distributions to its offshore parent company and the capital inflow from the offshore entity, and may also subject the relevant PRC residents and onshore company to penalties under the PRC foreign exchange administration regulations.

On February 15, 2012, SAFE issued the Notice of the State Administration of Foreign Exchange on Issues concerning the Foreign Exchange Administration of Domestic Individuals’ Participation in Equity Incentive Plans of Overseas Listed Companies, or the Circular 7, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas Publicly-listed Companies issued by SAFE on March 28, 2007. Under the Circular 7, a PRC entity’s directors, supervisors, senior management officers, other staff or individuals who have an employment or labor relationship with a Chinese entity and are granted stock options by an overseas publicly-listed company are required, through a qualified PRC domestic agent which could be a PRC subsidiary of such overseas publicly-listed company, to register with SAFE and complete certain other procedures. Such PRC resident participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, purchase and sale of corresponding stocks or interests, and fund transfer. The PRC agent shall, among other things, file on behalf of such PRC resident participants an application with SAFE to conduct the SAFE registration with respect to such stock incentive plan and obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with the exercise or sale of stock options or stock such participants hold. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material aspects. Such participating PRC residents’ foreign exchange income received from the sale of stock and dividends distributed by the overseas publicly-listed company must be fully remitted into a PRC collective foreign currency account opened and managed by the PRC agent before distribution to such participants. We and our PRC resident employees who have been granted stock options or other share-based incentives of our company are subject to the Circular 7 as our company is an overseas listed company. If we or our PRC resident participants fail to comply with these regulations in the future, we and/or our PRC resident participants may be subject to fines and legal sanctions.

Regulations Relating to Tax

Enterprise Income Tax

On March 16, 2007, the NPC promulgated the Law of the PRC on Enterprise Income Tax which was amended on February 24, 2017 and December 29, 2018, and on December 6, 2007, the State Council enacted the Regulations for the Implementation of the Law on Enterprise Income Tax, or collectively, the EIT Law. The EIT Law came into effect on January 1, 2008. According to the EIT Law, taxpayers consist of resident enterprises and Non-Resident Enterprises. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but whose actual or de facto control is administered from within the PRC. Non-Resident Enterprises are defined as enterprises that are set up in accordance with the laws of foreign countries and whose actual administration is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applicable. However, if non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment institutions or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, the enterprise income tax is, in that case, set at the rate of 10% for their income sourced from inside the PRC. Enterprises that are recognized as high and new technology enterprises in accordance with the Notice of the Ministry of Science, the Ministry of Finance and the State Administration of Taxation on Amending and Issuing the Administrative Measures for the Determination of High and New Tech Enterprises are entitled to enjoy the preferential enterprise income tax rate of 15%. The validity period of the high and new technology enterprise qualification shall be three years from the date of issuance of the certificate of high and new technology enterprise. The enterprise can reapply for such recognition as a high and new technology enterprise before or after the previous certificate expires.

The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT on April 22, 2009 and amended on January 29, 2014 sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of the PRC and controlled by PRC enterprises or PRC enterprise groups is located within the PRC.

Value-Added Tax

The Provisional Regulations of the PRC on Value-added tax (2017 Revision) were promulgated by the State Council on November 19, 2017. The Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-added tax (2011 Revision) were promulgated by the Ministry of Finance and the SAT on December 15, 2008, which were subsequently amended on October 28, 2011 and came into effect on November 1, 2011, or collectively, the VAT Law. According to the VAT Law, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, and the importation of goods within the territory of the PRC must pay value-added tax. For general VAT taxpayers selling services or intangible assets other than those specifically listed in the VAT Law, the value-added tax rate is 6%.

Dividend Withholding Tax

The EIT Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors who do not have an establishment or place of business in the PRC, or which have such establishment or place of business, but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

In addition, the EIT Law provides that an income tax rate of 10% will normally be applicable to dividends payable to investors that are “Non-Resident Enterprises”, and gains derived by such investors, which (a) do not have an establishment or place of business in the PRC or (b) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business to the extent such dividends and gains are derived from sources within the PRC. Such income tax on the dividends may be reduced pursuant to a tax treaty between China and the jurisdictions in which the non-PRC shareholders reside. Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Tax on Income, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise has satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or Notice No. 81, issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax driven, such PRC tax authorities may adjust the preferential tax treatment. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-resident Taxpayers to Enjoy Treatment under Tax Treaties, or SAT Circular 60, which became effective on November 1, 2015. SAT Circular 60 provides that Non-Resident Enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, Non-Resident Enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file the necessary forms and supporting documents when performing tax filings, which will be subject to post tax filing examinations by the relevant tax authorities.

According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interest or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grants tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status as the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

Regulations Relating to Dividend Distribution

The principal regulations governing distribution of dividends of foreign-invested enterprises include (i) the Company Law, promulgated by the SCNPC on December 29, 1993, and as amended on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018, respectively, (ii) the Foreign-invested Enterprise Law, promulgated by the SCNPC on April 12, 1986, and as amended on October 31, 2000 and September 3, 2016, respectively, and (iii) the Implementation Rules of the Foreign-invested Enterprise Law approved by the State Council on October 28, 1990, and as amended on April 12, 2001, and February 19, 2014, respectively.

Under these laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign-invested enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends. A foreign-invested enterprise has the discretion to allocate a portion of its after tax profits to staff welfare and bonus funds. A Chinese company (including the foreign-invested enterprise) is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations Relating to Merger and Acquisition and Overseas Listing

On August 8, 2006, six PRC regulatory agencies, namely the MOFCOM, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, or the SAIC, the China Securities Regulatory Commission, or the CSRC, and the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rule, which became effective on September 8, 2006. This New M&A Rule, as amended on June 22, 2009, purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.

The New M&A Rule also established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC domestic enterprise.

Regulation relating to Employment and Social Welfare

Labor Protection

The main PRC employment laws and regulations include the Labor Law of the PRC, as revised on December 29, 2018, the Labor Contract Law of the PRC, or the Labor Contract Law and the Implementing Regulations of the Employment Contract Law of the PRC.

The Labor Contract Law was promulgated on June 29, 2007, revised on December 28, 2012, and came into force on July 1, 2013. This law governs the establishment of employment relationships between employers and employees, and the execution, performance, termination of, and the amendment to, employment contracts. The Labor Contract Law is primarily aimed at regulating employee/employer rights and obligations, including matters with respect to the establishment, performance and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or institutions and the laborers. Enterprises and institutions are forbidden to force laborers to work beyond the time limit and employers shall pay laborers for overtime work in accordance with national regulations. In addition, labor wages shall not be lower than local standards on minimum wages and shall be paid to laborers in a timely manner. In addition, according to the Labor Contract Law: (i) employees must adhere to regulations in the labor contracts concerning commercial confidentiality and non-competition; (ii) employees may terminate their employment contracts with their employers if their employers fail to make social insurance contributions in accordance with the law; and (iii) enterprises and institutions shall establish and improve their system of workplace safety and sanitation, strictly abide by state rules and standards on workplace safety, educate laborers in labor safety and sanitation in the PRC.

The Labor Contract Law imposes more stringent requirements on labor dispatch. According to the Labor Contract Law, (i) it is strongly emphasized that dispatched contract workers shall be entitled to equal pay for equal work as an employee of an employer; (ii) dispatched contract workers may only be engaged to perform temporary, auxiliary or substitute works; and (iii) an employer shall strictly control the number of dispatched contract workers so that they do not exceed certain percentage of total number of employees and the specific percentage shall be prescribed by the Ministry of Human Resources and Social Security. Under the law, “temporary work” means a position with a term of less than six months; “auxiliary work” means a non-core business position that provides services for the core business of the employer; and “substitute work” means a position that can be temporarily replaced with a dispatched contract worker for the period that a regular employee is away from work for vacation, study or other reasons. According to the Interim Provisions on Labor Dispatch promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, (i) the number of dispatched contract workers hired by an employer should not exceed 10% of the total number of its employees (including both directly hired employees and dispatched contract workers); and (ii) in the case that the number of dispatched contract workers exceeds 10% of the total number of its employees at the time when the Interim Provisions on Labor Dispatch became effective, the employer must formulate a plan to reduce the number of its dispatched contract workers to comply with the aforesaid cap requirement prior to March 1, 2016. In addition, such plan shall be filed with the local administrative authority of human resources and social security. Nevertheless, the Interim Provisions on Labor Dispatch do not invalidate the labor contracts and dispatch agreements entered into prior to December 28, 2012 and such labor contracts and dispatch agreements may continue to be performed until their respective dates of expiration. The employer may also not hire any new dispatched contract worker before the number of its dispatched contract workers is reduced to below 10% of the total number of its employees. In case of violation, the labor administrative department shall order rectification within a specified period of time; if the situation is not rectified within the specified period, a fine from RMB5,000 to RMB10,000 for each person shall be imposed, and the staffing company’s business license shall be revoked. If a placed worker suffers any harm or loss caused by the receiving entity, the staffing company and the receiving entity shall be jointly and severally liable for damages.

Social Insurance and Housing Fund

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004 and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Basic Old Aged Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999 and the Social Insurance Law of the PRC implemented on July 1, 2011 and revised on December 29, 2018, enterprises are obliged to provide their employees in the PRC with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance and medical insurance. These payments are made to local administrative authorities and any employer that fails to contribute may be fined and ordered to make up within a prescribed time limit.

In accordance with the Regulations on the Management of Housing Funds which was promulgated by the State Council in 1999 and amended in 2002, enterprises must register at the competent managing center for housing funds and upon the examination by such managing centers of housing funds, these enterprises shall complete procedures for opening an account at the relevant bank for the deposit of employees’ housing funds. Enterprises are also required to pay and deposit housing funds on behalf of their employees in full and in a timely manner, and any employer that fails to open such bank account or contribute any housing funds may be fined and ordered to make up within a prescribed time limit.

Our Holding Company Structure and Contractual Arrangement with the VIEs and Their Shareholders

XChange TEC.INC is not a Chinese operating company but a Cayman Islands holding company. Our operations are primarily conducted through our PRC subsidiaries, other consolidated entities, and contractual arrangements with VIEs. We use a VIE structure to provide investors exposure to China-based operating companies where direct foreign investment is, or could become, restricted or prohibited by PRC law. Investors in the ADSs thus are purchasing securities representing contractual rights to equity interests in a Cayman Islands holding company and not in our Chinese operating entity. As a holding company, XChange TEC.INC may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to XChange TEC.INC may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt.

XChange TEC.INC conducts insurance agency businesses in the PRC through Alpha Mind and its indirectly wholly-owned subsidiary, the WFOE and the VIEs. In April 2022, Alpha Mind, through the WFOE, entered into contractual arrangements with VIEs, respectively. Via such contractual arrangements (the “VIE Structure”), we are regarded as the primary beneficiary of the VIEs and consolidate the financial results of the VIEs under U.S. GAAP. The contractual arrangements consist of powers of attorney, exclusive business cooperation agreements, exclusive option agreements, equity pledge agreements and spousal consent letters. Terms contained in each set of contractual arrangements with each of the VIEs and its respective shareholders are substantially similar. In particular, (i) pledge agreements, entered into between the WFOE and each of the VIEs and its shareholders, where each shareholder of the VIEs pledged his or her equity interest to the WFOE to ensure performance of their obligations under other relevant contractual arrangements, and in case of breach, the WFOE has the right to dispose of the pledged equity. VIEs’ shareholders are prohibited from disposing of the pledged equity or taking actions that could negatively impact the pledgee’s rights without the WFOE’s written consent until all obligations are discharged; (ii) power of attorney, entered into between the WFOE and the VIEs and their shareholders, where each shareholder of the VIEs authorizes WFOE’s designated individuals to act as his or her exclusive agents, exercising all associated rights regarding their equity interest in the VIEs, and the power of attorney remains valid as long as the shareholder holds shares in the VIEs; (iii) exclusive business cooperation agreement, entered into between the WFOE and each of the VIEs, granting the WFOE the exclusive right to provide services to the VIEs in exchange for a service fee equal to 100% of the consolidated net income, and also including the exclusive right for the WFOE to purchase the VIEs’ business or assets at the lowest permissible price under PRC law, with the agreement remaining in effect unless otherwise specified by the parties; (iv) exclusive option agreements, entered into between the WFOE and the each of the VIEs and its shareholders, granting the exclusive right to purchase the equity interests of the VIEs’ shareholders, while the WFOE is entitled to dividends and distributions, and the exclusive option agreements remain in effect until the transfer of all equity interests to the WFOE or its designated party; and (v) spousal consent letters, signed by each spouse of the relevant individual shareholders of the VIEs, stating that the disposition of the equity interest held by their spouse will be governed by the above-mentioned agreements, and their spouse undertake not to make any assertions to such equity interest. As a result of these contractual arrangements, we, through Alpha Mind and its subsidiaries (i) are able to consolidate the financial results of the VIEs, and (ii) receive substantially all of the economic benefits from the VIEs. The VIE structure is not equivalent of an investment in the equity interest of the VIEs. See “Item 4. Information on the Company - C. Organizational Structure - Contractual Arrangements” for details.

However, neither XChange TEC.INC nor the WFOE owns any equity interests in the VIEs. Our contractual arrangements with the VIEs and their nominee shareholders are not equivalent of an investment in the equity interest of the VIEs. Instead, as described above, we are regarded as the primary beneficiary of the VIEs and consolidate the financial results of the VIEs under U.S. GAAP in light of the VIE structure.

The VIE structure involves unique risks to investors in the ADSs. It may be less effective than direct ownership in providing us with operational control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. For instance, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct the operations of the VIEs in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs in China, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to direct the VIEs’ activities. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system.

We may face challenges in enforcing the contractual arrangements due to jurisdictional and legal limitations. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their nominee shareholders through our WFOE. As of the date of this prospectus, the agreements under the contractual arrangements among our WFOE, the VIEs and their nominee shareholders have not been tested in a court of law. It is uncertain whether any new PRC laws or regulations relating to Current VIE structure will be adopted or, if adopted, what they would provide. If we or the VIEs are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required licenses, permits, registrations or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. The PRC regulatory authorities could disallow the Current VIE structure at any time in the future. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties and may incur substantial costs to enforce the terms of the arrangements, or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our subsidiaries, the VIEs, and investors in our securities (including our Class A Ordinary Shares represented by the ADS) face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company and the VIEs as a whole. For details, see “Item 3. Key Information—D. Risk Factors - Risks Related to Our Corporate Structure” in our Annual Report on Form 20-F for the fiscal year ended September 30, 2025 incorporated herein by reference.

The chart below sets forth our current simplified corporate structure and identifies our principal subsidiaries.

 Equity Interest

VIE contractual arrangement

Cash and Asset Flows Through Our Organization

Alpha Mind WFOE, the VIE and its consolidated subsidiaries, or investors transfer funds through our organization under the applicable PRC laws and regulations. To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE by the PRC government to transfer cash. As of the date of this prospectus, none of XHG, its subsidiaries, the VIE or its subsidiaries has written cash management policies or procedures in place that dictate how funds are transferred. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations.

Transfers between the VIE and Alpha Mind WFOE

The VIE and its consolidated subsidiaries are the main operating entities, which receive their revenues in RMB. Alpha Mind WFOE may receive payments from the VIE, pursuant to the Contractual Arrangements. There may also be transfers via intercompany loans between Alpha Mind WFOE and the VIE.

Transfer between XHG, Alpha Mind HK and Alpha Mind WFOE

XHG and Alpha Mind HK are holding companies and may rely on dividends from Alpha Mind WFOE to fund cash and financing requirements. Cash transfers may also be in the form of capital injection from the holding companies to Alpha Mind WFOE or via intercompany loans between the holding companies and Alpha Mind WFOE. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiary, Alpha Mind WFOE, is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain routine procedures under PRC foreign exchange regulations, such as the overseas investment registrations by shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

For our Hong Kong subsidiaries, Alpha Mind HK and Topone Consultants Limited, and the holding company, XChange TEC.INC, or the Non-PRC Entities, there is no restriction on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to U.S. investors. Also, there are no restrictions or limitations on the abilities of the Non-PRC Entities to distribute earnings from the businesses, including the subsidiaries and/or the consolidated VIE, to XChange TEC.INC or from XChange TEC.INC to U.S. investors, as well as the ability to settle amounts owed under the Contractual Arrangements. There are also no restrictions or limitations on the ability of Alpha Mind WFOE to settle amounts owed under the Contractual Arrangements as both Alpha Mind WFOE and the VIE are incorporated in China and the amount to be settled will be in RMB without foreign exchange control. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.”

We, XChange TEC.INC, are a Cayman Islands holding company, and we may rely principally on dividends and other distributions on equity paid by our subsidiaries for cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. As we conduct our operations in China primarily through our subsidiaries, the VIE and its subsidiaries, our ability to pay dividends to the shareholders and to service any debt we may incur may depend upon dividends paid by our subsidiaries and license and service fees paid by the VIE. Current PRC regulations permit Alpha Mind WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. In addition, our subsidiaries, the VIE and its subsidiaries in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. For more details about the employee welfare fund, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.” Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC company to a Hong Kong resident enterprise may be reduced to 5% from a standard rate of 10%, if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Under the Notice of the State Taxation Administration on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include, but are not limited to: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiaries must have met the direct ownership thresholds during the twelve consecutive months preceding the receipt of the dividends. Further, the State Taxation Administration, or the STA, promulgated the Announcement of the Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties in 2018, which sets forth certain detailed factors in determining “beneficial owner” status, and specifically, if an applicant’s business activities do not constitute substantive business activities, the applicant will not qualify as a “beneficial owner”. Furthermore, the Administrative Measures for Non-resident Taxpayers to Enjoy Treatment under Treaties, which became effective in January 2020, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report with the tax authorities. Therefore, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment rather than substantive business activities, then we will not qualify as a “beneficial owner”, and the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

As of the date of this prospectus supplement, no dividends or distributions have been made to date between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE, or to investors, including the U.S. investors (i.e., there have not been any dividends or distributions that a subsidiary or consolidated VIE have made to the holding company, XChange TEC.INC, or to investors, including U.S. investors). The holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE do not have any plans to distribute earnings or dividends or settle amounts owed under the Contractual Arrangements in the foreseeable future.

To the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. The cash transfer among the holding company, XChange TEC.INC, its subsidiaries and the consolidated VIE is typically transferred through payment for intercompany services or intercompany borrowings between the holding company, XChange TEC.INC, its subsidiaries and the consolidated VIE. There are no tax consequences for intercompany borrowings or the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

During the fiscal year ended September 30, 2025, cash and other asset transfers between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE were as follows:

During the Fiscal Year Ended September 30, 2025
Transfer From	Transfer To	Approximate Value (RMB)	Type
Alpha Mind HK	XChange TEC.INC	59,087,700	Paid notes payable on behalf of XChange TEC.INC

Other than disclosed above, there were no cash or other asset transfers during the fiscal year ended September 30, 2025 between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE.

THE OFFERING

Class A Ordinary Shares represented by ADSs offered by us	Up to $100,000,000 in aggregate gross proceeds of ADSs and 5,813,953 Commitment ADSs.

Class A Ordinary Shares outstanding prior to this offering (as of April 16, 2026)	111,851,094,785 Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs.

Use of proceeds

We may receive up to $100,000,000 in aggregate gross proceeds from the Purchase Agreement from sales of Class A Ordinary Shares represented by ADSs that we may elect to make to VG, if any, from time to time in our sole discretion, from and after the Effective Date.

We expect to use the net proceeds that we receive from sales of the ADSs to VG, if any, under the Purchase Agreement for investment in growth and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of the ADSs under the Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds. See the section titled “Use of Proceeds.”

Risk factors	Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-30 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq symbol for the ADSs	“XHG”

THE COMMITTED EQUITY FACILITY

On April 15, 2026, we entered into the Purchase Agreement with VG. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Execution Date, we will have the right, in our sole discretion, to require VG to purchase up to $100,000,000 of ADSs representing our Class A Ordinary Shares, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of ADSs by us to VG under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to VG under the Purchase Agreement. In accordance with our obligations under the Purchase Agreement, we have filed this prospectus supplement with the SEC to register the offer and sale by the Company to VG of up to $100,000,000 in aggregate gross proceeds of ADSs that we may, in our sole discretion, elect to sell to VG, from time to time pursuant to the Purchase Agreement.

We do not have the right to commence any sales of the ADSs to VG under the Purchase Agreement until the Effective Date, which is the date on which all of the conditions to VG’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in VG’s control, including that this prospectus supplement shall have been filed with the SEC. From and after the Effective Date, we have the right, but not the obligation, from time to time at our sole discretion until the earlier of, (i) the date on which VG has cumulatively purchased a number of ADSs equal to $100,000,000 or (ii) April 1, 2028, unless the Purchase Agreement is earlier terminated, to direct VG to purchase up to a specified maximum amount of ADSs in one or more transactions as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each purchase to VG in accordance with the Purchase Agreement, so long as the Purchase Amount is not less than $30,000 or the closing sale price of the ADSs on the trading day immediately prior to such Purchase Date is not less than the Floor Price of $0.10, unless waived by VG. We may not deliver Purchase Notices to VG during the period commencing five (5) Business Days prior to the filing of any post-effective amendment to the Registration Statement, any new registration statement, or any annual, half-year or quarterly report, and ending on the Business Day immediately following such filing or effective date, as applicable (the “PEA Period”).

From and after the Effective Date, the Company will control the timing and amount of any sales of ADSs to VG. Actual sales of ADSs to VG under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the ADSs and determinations by us as to the appropriate sources of funding for our company and its operations.

We may not issue or sell any Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs to VG under the Purchase Agreement which, when aggregated with all other Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs then beneficially owned by VG and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in VG beneficially owning ADSs in excess of the 9.99% Beneficial Ownership Limitation, which is defined in the Purchase Agreement as 9.99% of the outstanding Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs.

In addition, as consideration for VG’s execution and delivery of, and performance under the Purchase Agreement, we are required to cause the Depositary Bank to issue to VG a number of Commitment ADSs equal to 5% of $100,000,000 (such amount, the “Commitment Amount”) divided by the closing price of the ADSs on the Business Day prior to the execution date of the Purchase Agreement (the “Total Commitment ADSs”). The Commitment ADSs are being registered pursuant to the registration statement of which this prospectus supplement forms a part. We shall cause the Depositary Bank to issue to VG (i) 80% of the Total Commitment ADSs after the issuance of the Purchase Notice Shares pursuant to the first Purchase Notice; and (ii) 20% of the Total Commitment ADSs after the receipt by us of aggregate gross proceeds of at least $1,000,000; provided, however, in the event that the aggregate gross proceeds received by us under the Purchase Agreement are less than $1,000,000, the number of Commitment ADSs issuable to VG shall be adjusted proportionately based on the ratio the aggregate gross proceeds received by us bears to the Commitment Amount.

The net proceeds to us from sales that we elect to make to VG under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell ADSs to VG. The Investment Amount we receive for each Purchase Notice will equal the Purchase Notice Amount less Clearing Costs (VG’s broker costs for the deposit of Purchase Notice Shares, not to exceed $500 per Purchase Notice). We expect that any proceeds received by us from such sales to VG will be used for working capital and general corporate purposes.

Neither we nor VG may assign or transfer our respective rights and obligations under the Purchase Agreement without the prior written consent of the other party, and no provision of the Purchase Agreement may be modified or waived by us or VG.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus supplement and are available electronically on the SEC’s website at www.sec.gov.

Purchases of ADSs Under the Purchase Agreement

From and after the Effective Date, we will have the right, but not the obligation, from time to time at our sole discretion until the earlier of, (i) the date on which VG has cumulatively purchased a number of ADSs equal to $100,000,000 or (ii) April 1, 2028, unless the Purchase Agreement is earlier terminated, beginning on the Effective Date, to direct VG to purchase a specified number of ADSs, not to exceed the lesser of (a) 200% of the average daily trading volume of the ADSs over the most recent five business days prior to the Purchase Notice Date, and (b) the Investment Limit (initially $100,000,000, subject to increase at VG’s sole discretion) divided by the highest closing price of the ADSs over the most recent five business days including the Purchase Notice Date.

Conditions Precedent to Commencement and Each Purchase

VG’s obligation to accept Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase ADSs under the Purchase Agreement, is subject to (i) the initial satisfaction, at the Effective Date, and (ii) the satisfaction, at the applicable purchase date for each purchase, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of VG’s control, which conditions include the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●	the registration statement that includes this prospectus supplement (and any one or more additional registration statements filed with the SEC that include Class A Ordinary Shares represented by ADSs that may be issued and sold by the Company to VG under the Purchase Agreement, including the Commitment ADSs) having been declared effective under the Securities Act by the SEC;

●	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Purchase Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Purchase Agreement;

●	Since the date of filing of the Company’s most recent annual report on Form 20-F, no event that had or is reasonably likely to have a Material Adverse Effect has occurred unless as otherwise announced by the Company in filing with the SEC;

●	The trading of the ADSs shall not have been suspended by the SEC or Nasdaq, or otherwise halted for any reason, and the ADSs shall not have been delisted; and

●	All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	April 1, 2028;

●	the date on which VG shall have purchased ADSs under the Purchase Agreement for an aggregate gross purchase price equal to $100,000,000; or

●	the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day.

We have the right to terminate the Purchase Agreement at any time at no cost or penalty. We may also terminate the Purchase Agreement at any time by giving written notice to VG.

No Short-Selling or Hedging by VG

VG has agreed that none of VG, its agents, representatives or affiliates will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the ADSs or hedging transaction that establishes a net short position in the ADSs during the term of the Purchase Agreement.

Effect of Sales of the ADSs under the Purchase Agreement on our Shareholders

The Class A Ordinary Shares to be represented by ADSs being registered in this offering may be issued and sold by us to VG from time to time at our discretion until the earlier of, (i) the date on which VG has cumulatively purchased a number of ADSs equal to $100,000,000 or (ii) April 1, 2028, unless the Purchase Agreement is earlier terminated, commencing on the Effective Date. In addition, 5,813,953 Commitment ADSs will be issued to VG as consideration for VG’s execution and delivery of, and performance under, the Purchase Agreement. The resale by VG of a significant amount of the ADSs registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of the ADSs to decline and to be highly volatile. Sales of the ADSs, if any, to VG under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to VG all, some or none of the Class A Ordinary Shares represented by the ADSs that may be available for us to sell to VG pursuant to the Purchase Agreement.

If and when we do elect to sell ADSs to VG pursuant to the Purchase Agreement, after VG has acquired such ADSs, VG may resell all, some or none of such ADSs at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Class A Ordinary Shares represented by ADSs from VG in this offering at different times will likely pay different prices for those ADSs, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the ADSs they purchase from VG in this offering as a result of future sales made by us to VG at prices lower than the prices such investors paid for their ADSs in this offering. In addition, if we sell a substantial number of ADSs to VG under the Purchase Agreement, or if investors expect that we will do so, the actual sales of ADSs or the mere existence of our arrangement with VG may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per ADSs purchase price that VG will pay for the ADSs will be determined by reference to the closing price of the ADSs during the applicable valuation period on the applicable Purchase Date for such purchase, as of the date of this prospectus supplement, it is not possible for us to predict the number of ADSs that we will sell to VG under the Purchase Agreement, the actual purchase price per ADS to be paid by VG for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of April 16, 2026, there were 111,851,094,785 Class A Ordinary Shares outstanding, including Class A Ordinary Shares represented by ADSs. The percentage of outstanding Class A Ordinary Shares that the ADSs sold under this prospectus will represent depends on the price at which ADSs are sold to VG under the Purchase Agreement. See the table below for illustrative examples of potential dilution at various assumed purchase prices.

The number of Class A Ordinary Shares to be represented by ADSs ultimately offered and sold by us to VG pursuant to this prospectus supplement is dependent upon the number of ADSs, if any, we elect to sell to VG under the Purchase Agreement from and after the Effective Date, plus the Commitment ADSs we are required to issue to VG under the Purchase Agreement. The issuance of the Class A Ordinary Shares represented by ADSs to VG pursuant to the Purchase Agreement, including the Commitment ADSs, will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs, that our existing shareholders own will not decrease, the Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs, owned by our existing securityholders will represent a smaller percentage of our total outstanding Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs, after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from VG from our sale of ADSs to VG under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per ADS		Number of Registered ADS to be Issued if Full Purchase(1)	Percentage of Outstanding Class A Ordinary Shares After Giving Effect to the Issuance to VG(2)	Gross Proceeds from the Sale of ADS to VG Under the Purchase Agreement
$1.00		4,655,802	9.99%	$4,655,802.00
$1.20		4,655,802	9.99%	$5,586,962.40
$1.40		4,655,802	9.99%	$6,518,122.80
$1.46	(3)	4,655,802	9.99%	$6,797,470.92
$1.60		4,655,802	9.99%	$7,449,283.20
$1.80		4,655,802	9.69%	$8,380,443.60

(1)	Although the Purchase Agreement provides that we may sell up to $100,000,000 of our Class A Ordinary Shares represented by ADSs to VG, this column reflects 9.99% Beneficial Ownership Limitation on the amount of Class A Ordinary Shares represented by ADSs that we may sell to VG under the Purchase Agreement.

(2)	The denominator is based on 111,851,094,785 Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs outstanding as of April 16, 2026, adjusted to include the issuance of the number of ADSs set forth in the adjacent column that we would have sold to VG, assuming the average purchase price in the first column. The numerator is based on the number of Class A Ordinary Shares represented by ADSs issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of the ADSs on Nasdaq on April 15, 2026.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F for FY 2025, which is incorporated herein by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

We were not in compliance with NASDAQ’s continued listing requirements until recently, and if we fail to maintain compliance with NASDAQ’s continued listing requirements our shares may be delisted from the NASDAQ Capital Market.

The ADSs are listed on the NASDAQ Capital Market under the symbol “XHG.” To continue to be listed on NASDAQ, we need to satisfy a number of requirements, including a minimum bid price for our ordinary shares of $1.00 per share for 30 consecutive business days and shareholders’ equity of at least $2.5 million, or $35 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

On November 13, 2024, XChange TEC.INC (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(b)(2) (the “MVLS Rule”), which requires the Company to maintain a minimum Market Value of Listed Securities of $35 million. Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until May 12, 2025, to regain compliance with the Rule.

Subsequently, on May 13, 2025, the Company received a Determination Letter stating that the Company had not regained compliance with the MVLS Rule, and that the Company’s ADSs would be delisted from The Nasdaq Capital Market. as provided an additional 180 calendar day compliance period, or until January 21, 2025, to demonstrate compliance.

To regain its Nasdaq listing, the Company formally appealed the decision and submitted its hearing request on May 21, 2025.

On June 11, 2025, the Company received a notice from Nasdaq confirming that the Company has demonstrated compliance with the MVLS Rule for continued listing on The Nasdaq Capital Market. Consequently, the Company’s ADSs continue to be listed and traded on The Nasdaq Capital Market. We cannot guarantee that we will maintain compliance with the MVLS Rule for continued listing on The Nasdaq Capital Market, and if we are delisted from NASDAQ, trading in the ADSs would be conducted on a market where an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of, the ADSs.

If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of the ADSs. A trading prohibition for the ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into law on December 18, 2020. Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC will prohibit our securities, including the ADSs, from being traded on a U.S. national securities exchange, including NASDAQ, or in the over-the-counter trading market in the U.S. The process for implementing trading prohibitions pursuant to the HFCA Acts will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction, and such identified auditors, the PCAOB Identified Firms. The first list of PCAOB Identified Firms was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release. The SEC will review annual reports filed with it for fiscal years beginning after December 18, 2020 to determine if the auditor used for such reports was so identified by the PCAOB, and such issuers will be designated as “Commission Identified Issuers” on a list to be published by the SEC. If an issuer is a Commission Identified Issuer for three consecutive years (which will be determined after the third such annual report), the SEC will issue an order that will implement the trading prohibitions described above.

On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong, which marks the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China without any limitations on scope. The Protocol sets forth, among other terms, that (i) the PCAOB has independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB has direct access to interview and take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors can see complete audit work papers without any redactions. However, uncertainties remain with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

If we are unable to retain a PCAOB-registered auditor subject to PCAOB inspection and investigation, a trading prohibition for the ADSs could be issued shortly after our filing of the third consecutive annual report on Form 20-F for which we have retained a PCAOB Identified Firm. Our current independent accounting firm, Onestop Assurance PAC, whose audit report is included in our annual report on Form 20-F for FY 2025, which is incorporated herein by reference, is headquartered in Singapore, and was not included in the list of PCAOB Identified Firms in the PCAOB December Release. Recent developments with respect to audits of China-based companies create uncertainty about the ability of Onestop Assurance PAC to fully cooperate with a PCAOB request for audit working papers without the approval of the Chinese authorities. Onestop Assurance PAC’s audit working papers related to us are located in China. The PCAOB has not requested Onestop Assurance PAC to provide the copies of these audit working papers and as a result, Onestop Assurance PAC has not sought permission from the Chinese authorities to provide copies of these materials to the PCAOB, but there is no assurance that they would be able to obtain such permission.

In June 2021, the United States Senate passed a bill that would amend the HFCA Act to accelerate the imposition of trading prohibitions once an issuer is identified from three years to two years, and a companion bill was introduced in the U.S. House of Representatives on December 14, 2021. If this bill amending the HFCA Act is approved by both houses of Congress and signed by the President, our securities could be subject to a trading prohibition following our filing of a second consecutive annual report on Form 20-F in which our auditor for such reports is a PCAOB Identified Firm.

If the ADSs are subject to a trading prohibition under the HFCA Act, the price of the ADSs may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. If we are unable to be listed on another securities exchange that provides sufficient liquidity, such a trading prohibition may substantially impair your ability to sell or purchase the ADSs when you wish to do so. Furthermore, if we are able to maintain a listing of our Class A ordinary shares on a non-U.S. exchange, investors owning the ADSs may have to take additional steps to engage in transactions on that exchange, including converting ADSs into Class A ordinary shares and establishing non-U.S. brokerage accounts.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements apply to issuers in the year following their listing as Commission Identified Issuers. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s article’s include a charter of the CCP, including the text of such charter.

In addition to the issues under the HFCA discussed above, the PCAOB’s inability to conduct inspections in China and Hong Kong prevents it from fully evaluating the audits and quality control procedures of the independent registered public accounting firm. Our current independent registered public accounting firm, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis with the last inspection in 2022. However, as noted above, recent developments create uncertainty as to the PCAOB’s continued ability to conduct inspections of our independent accounting firm, Onestop Assurance PAC. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of a China-based independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in the stock to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that relate to our current expectations and views of future events. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	our mission and strategies;

●	our ability to continue as a going concern;

●	our ability to integrate strategic investments, acquisitions and new business initiatives;

●	our ability to continuously develop new technology, services and products and keep up with changes in the industries in which we operate;

●	our ability to achieve or maintain profitability;

●	general economic and business condition in China and elsewhere, particularly the insurance agency industry;

●	our expectations regarding demand for and market acceptance of the products and services provided on our platform;

●	our ability to retain our customer base after the Acquisition, build customer loyalty and increase recognition of the Alpha Mind brand;

●	our relationship with financial institution partners and third party product and service providers; and

●	competition in the insurance agency industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus supplement, any accompanying prospectus supplement and the documents that we reference in this prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. Factors that could cause or contribute to the differences include, but are not limited to, those discussed in the “Risk Factors” section. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions.

Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus supplement, any accompanying prospectus supplement and the documents that we reference in this prospectus supplement relate only to events or information as of the date on which the statements are made in the respective documents. You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We may receive up to $100,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to VG pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell the ADSs to VG after the date of this prospectus supplement. We will not receive any proceeds from the issuance of Commitment ADSs to VG, as such ADSs are issued as consideration for VG’s execution and delivery of, and performance under, the Purchase Agreement. See the section titled “Plan of Distribution” in this prospectus supplement for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time and the Companies Act (2025 Revision), as amended and revised of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus supplement, our authorized share capital is US$500,000,000 divided into 5,000,000,000,000,000 shares with a par value of US$0.0000001 each, consisting of 4,374,500,000,000,000 Class A ordinary shares and 625,000,000,000,000 Class B ordinary shares, and 500,000,000,000 preferred shares. As of the date of this prospectus supplement, we have 111,851,094,785 Class A ordinary shares and 11,863,927,890 Class B ordinary shares issued and outstanding.

Our Fourth Amended and Restated Memorandum and Sixth Amended and Restated Articles of Association

The following are summaries of material provisions of our fourth amended and restated memorandum and sixth amended and restated articles of association and the Companies Act insofar as they relate to the material terms of our Class A ordinary shares and Class B ordinary shares. You should read the forms of our current memorandum and articles of association filed with the SEC. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Ordinary Shares

General

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our existing articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act (As Revised), as amended and revised of the Cayman Islands.

Voting Rights

Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Except as required by applicable law and subject to the existing articles of association, holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all matters submitted to a vote of the shareholders.

At any general meeting on a poll, every shareholder holding Class A ordinary shares present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative shall have one (1) vote for every fully paid Class A ordinary share of which he is the holder; and every shareholder holding Class B ordinary shares present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative shall have ten (10) votes for every fully paid Class B ordinary share of which he is the holder.

A resolution put to the vote of a meeting shall be decided by way of a poll save that the chairman of the meeting may in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands in which case (i) every shareholder holding Class A ordinary shares present in person (or being a corporation, is present by a duly authorized representative), or by proxy(ies) shall have one (1) vote, and (ii) every shareholder holding Class B ordinary shares present in person (or being a corporation, is present by a duly authorized representative), or by proxy(ies) shall have ten (10) votes, provided that, notwithstanding anything contained in our existing articles of association, where more than one proxy is appointed by a shareholder which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. For the purposes of our existing articles of association, procedural and administrative matters are those that (i) are not on the agenda of the general meeting or in any supplementary circular that may be issued by us to the shareholders; and (ii) relate to the chairman’s duties to maintain the orderly conduct of the meeting and/or allow the business of the meeting to be properly and effectively dealt with, whilst allowing all shareholders a reasonable opportunity to express their views.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our existing memorandum of association and our articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our existing articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share that is not a fully paid up share to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up ordinary share capital, the assets will be distributed so that the losses are borne by our holders of ordinary shares proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our existing articles of association permit us to purchase our own shares. In accordance with our existing articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of our board of directors, or (ii) a majority of our board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series), and nothing in the existing articles of association shall give any shareholder or shareholders the right to call a class or series meeting. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

A quorum required for a meeting of shareholders consists of one or more shareholders present in person or by proxy representing not less than one-third of all voting power of the company’s share capital in issue. (i) A majority of our board of directors, or (ii) the chairman of our board of directors, or (iii) any director, where required to give effect to a requisition received under the existing articles of association, may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

Any one or more shareholders holding at the date of deposit of the requisition not less than two-thirds of the voting power of our share capital in issue carrying the right of voting at general meetings of our company shall at all times have the right, by written requisition to our board of directors or our secretary, to require an extraordinary general meeting to be called by our board of directors for the transaction of any business permitted by the Companies Act or the existing articles of association (subject to the below) as specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty-one (21) days of such deposit our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself or herself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by us. A meeting requisitioned under the existing articles of association shall not be permitted to consider or vote upon (A) any resolutions with respect to the election, appointment or removal of directors or with respect to the size of our board of directors, unless such proposal is first approved by our nominating and corporate governance committee; or (B) other than a special resolution in respect of the appointment or removal of any director, any special resolution or any matters required to be passed by way of special resolution pursuant to the existing articles of association or the Companies Act. Written notice shall be given not less than ten clear days before the date of any general meeting.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, in our existing articles of association we provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Proceedings of the Directors

Our board of directors may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. The quorum necessary for the transaction of the business of our board of directors shall be not less than half of the number of the directors then in office and shall always include the chairman of our board of directors. Questions arising at any meeting shall be determined by a majority of votes, other than (i) any removal of any person as a director, or (ii) any appointment or removal of any person as the chairman of our board of directors, or (iii) any removal of any person as chairman or other member of any committee of our board of directors which, in each case, shall be determined by a resolution passed by a majority of not less than two-thirds of votes cast by such directors as, being entitled so to do, vote at a meeting of our board of directors. In the case of any equality of votes, the chairman of the meeting shall have an additional or casting vote. A meeting of our board of directors may be convened by (i) the chairman of our board of directors, or (ii) a majority of the directors. Our secretary shall convene a meeting of our board of directors whenever so required to do by the chairman of our board of directors or a majority of the directors by notice in writing to each director. A meeting of our board of directors may be called by not less than two (2) clear days’ notice. A meeting of our board of directors may be called by shorter notice if it is so agreed by all the directors entitled to attend and vote at such a meeting. Any notice of a meeting of our board of directors shall (i) specify the time and place of the meeting, and (ii) set out in reasonable detail the nature of the business to be discussed at the meeting. Notice may be given in writing or by telephone or in such other manner as our board of directors may from time to time determine.

A resolution in writing signed by all the directors (other than in the circumstances set out in article 85 in our amended and restated memorandum and articles of association) except such as are temporarily unable to act due to ill-health or disability shall (provided that (i) the circulation of such resolutions has the prior approval of, and is initiated by, the chairman of our board of directors, (ii) such number of signatories includes the chairman of our board of directors and is sufficient to constitute a quorum, and (iii) further provided that a copy of such resolution has been given or the contents thereof communicated to all the directors for the time being entitled to receive notices of board meetings in the same manner as notices of meetings are required to be given by our amended and restated memorandum and articles of association) be as valid and effectual as if a resolution had been passed at a meeting of our board of directors duly convened and held.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq rules in lieu of following home country practice. The Nasdaq rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our amended and restated articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes of a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) in the case of a members’ scheme of arrangement, seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and/or (ii) in the case of a creditors scheme of arrangement, a majority in number of each class of creditors with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our existing memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our existing memorandum and articles of association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our existing articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our existing articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our existing articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our existing articles of association allow our shareholders to requisition a shareholders’ meeting (see above). As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings though we may do so.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our existing articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our existing articles of association, no person may be nominated for, appointed as, or removed from appointment as a director unless such nomination, appointment or removal has been approved by our nomination committee prior to such nomination, appointment or removal. Subject to this requirement and any other provision to the contrary in our existing articles of association, a director may, at any time before the expiration of his or her period of office (notwithstanding anything in our existing articles of association or in any agreement between our company and such director (but without prejudice to any claim for damages under any such agreement)) be removed by way of either (a) a special resolution of the shareholders; or (b) the affirmative vote of two-thirds of the remaining directors present and voting at a board meeting; or (c) a resolution in writing (which complies with the requirements of the provisos contained in article 119 of our existing articles of association) signed by all the directors other than the director being removed.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our existing articles of association, our company may be dissolved, liquidated or wound up by a special resolution of shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our existing articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our existing memorandum of association and articles of association may only be amended by a special resolution of shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our existing articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our existing memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Limitations or Qualifications

We have a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share in respect of matters requiring the votes of shareholders, while holders of Class B ordinary shares are entitled to ten (10) votes per share, subject to certain exceptions. Due to the super voting power of Class B ordinary share holder, the voting power of the Class A ordinary shares may be materially limited.

Preemptive Rights

Our shareholders do not have preemptive rights.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, registers and delivers ADSs. Each ADS represents 2,400 Class A ordinary shares (or a right to receive 2,400 Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American depositary receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs receive statements from the depositary confirming their holdings.

As an ADS holder, we do not treat you as one of our shareholders and you do not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

●	Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our existing memorandum and articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

An ADS holder will be required to pay the following fees under the terms of the deposit agreement:

Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

US$.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:	For:
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status. Neither the depositary nor we have any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but only for the purpose of communicating with those holders regarding our business or a matter related to the deposit agreement or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Arbitration

The deposit agreement governing the ADSs representing our Class A ordinary shares provides that ADS holders, including purchasers of ADSs in secondary market transactions and the depositary have the right to elect to have any claim they may have against us arising out of or relating to our Class A ordinary shares or ADSs or the deposit agreement settled by arbitration in New York, New York rather than in a court of law, and to have any judgment rendered by the arbitrators entered in any court having jurisdiction. An arbitral tribunal in any such arbitration would not have the authority to award any consequential, special, or punitive damages and its award would have to conform to the provisions of the deposit agreement. The deposit agreement does not give us the right to require that any claim, whether brought by us or against us, be arbitrated. We believe that an optional contractual arbitration provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement.

No condition or provision of the deposit agreement or ADSs serves as a waiver by any owner or holder of ADSs, including purchasers of ADSs in secondary market transactions, or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder. Therefore, in the event that there are claims brought under federal securities laws against us or the depositary brought by any holder or owner of ADSs, including purchasers of ADSs in secondary market transactions, such claims may be submitted to arbitration pursuant to the arbitration provision in the deposit agreement, or may be brought in a court of competent jurisdiction, at the election of the claimant.

By agreeing to such optional arbitration provision, you will not be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the ADSs may be sold by VG under this prospectus supplement.

PLAN OF DISTRIBUTION

We have entered into a Securities Purchase Agreement with VG Master Fund SPC under which we may issue and sell our Class A Ordinary Shares represented by ADSs having an aggregate gross sales price of up to $100,000,000 from time to time at our discretion. In addition, we are required to cause the Depositary Bank to issue Commitment ADSs to VG as consideration for VG’s execution and delivery of, and performance under, the Purchase Agreement. Sales of the ADSs, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act.

We do not have the right to commence any sales of the ADSs to VG under the Purchase Agreement until the Effective Date, which is the date on which all of the conditions to VG’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in VG’s control, including that this prospectus supplement shall have been filed with the SEC. From and after the Effective Date, we have the right, but not the obligation, from time to time at our sole discretion until the earlier of, (i) the date on which VG has cumulatively purchased a number of ADSs equal to $100,000,000 or (ii) April 1, 2028, unless the Purchase Agreement is earlier terminated, to direct VG to purchase up to a specified maximum amount ADSs in one or more transactions as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each purchase to VG in accordance with the Purchase Agreement, so long as the Purchase Amount is not less than $30,000 or the closing sale price of the ADSs on the trading day immediately prior to such Purchase Date is not less than the Floor Price of $0.10, unless waived by VG. We may not deliver Purchase Notices to VG during the period commencing five (5) Business Days prior to the filing of any post-effective amendment to the Registration Statement, any new registration statement, or any annual, half-year or quarterly report, and ending on the Business Day immediately following such filing or effective date, as applicable (the “PEA Period”).

From and after the Effective Date, we will control the timing and amount of any sales of ADSs to VG. Actual sales of ADSs to VG under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the ADSs and determinations by us as to the appropriate sources of funding for our company and its operations.

The offering of the ADSs representing our Class A Ordinary Shares pursuant to this prospectus will terminate upon the earlier of (i) the issuance and sale of all shares of the Class A Ordinary Shares represented by ADSs subject to this prospectus supplement, or (ii) the termination of the Purchase Agreement as permitted therein.

The ADSs are currently listed on Nasdaq under the symbol “XHG”.

TAXATION

You should carefully consider the tax consequences of an investment in our Class A Ordinary Shares represented by ADSs. Please refer to the summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ADSs described under the heading “Item 9. The Offer and Listing—E. Taxation” in our most recent annual report on Form 20-F for FY 2025 (the “2025 Annual Report”), which is incorporated herein by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act. The 2025 Annual Report indicates that there is a significant risk that we will be a PFIC for our 2026 taxable year and in the foreseeable future. We have not made a determination whether we are expected to be treated as a PFIC for our 2026 taxable year.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by ArentFox Schiff LLP (Washington, D.C.), our United States counsel, to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman, our special legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Beijing Kingdom Law Firm, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of September 30, 2025 and 2024 and for the years ended September 30, 2025 and 2024 incorporated in this prospectus supplement by reference to our annual report on Form 20-F for the year ended September 30, 2025 have been so incorporated in reliance on the reports of Onestop Assurance PAC, Singapore, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at http://ir.qk365.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs upon request and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for FY 2025 filed with the SEC on January 14, 2026;

●	our reports on Form 6-K furnished to the SEC on April 7, 2026; and

●	with respect to each offering of securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus and until the termination or completion of the offering under this prospectus.

Our annual report on Form 20-F for FY 2025 contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at Room 613, No.259, Guoxia Road, Yangpu District, Shanghai, 200433, People’s Republic of China. Our telephone number at this address is +86-21-6422-8532.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We will not make any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SEC maintains an internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding us that file electronically with the SEC.

PROSPECTUS

XChange TEC.INC

US$300,000,000

American Depositary Shares

Class A Ordinary Shares

Preferred Shares

Warrants

Units

Debt Securities

We may offer and sell from time to time up to a total amount of US$300,000,000, consisting of (i) American Depositary Shares (“ADSs”), each representing two thousand four hundred (2,400) Class A ordinary shares par value US$0.0000001 per share (“Class A ordinary shares”), (ii) Class A ordinary shares, , (iii) preferred shares, (iv) warrants, (v) units, and (vi) debt securities, or any combination thereof, in one or more offerings under this prospectus at prices and on terms described in one or more supplements to this prospectus.

We refer to our Class A ordinary shares, ADSs, preferred shares, warrants, units and debt securities collectively as “securities” in this prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest in any of our securities.

We may sell the securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ADSs are listed on the NASDAQ Capital Market and are traded under the symbol “XHG.” On October 21, 2025, the closing price of our ADSs on the NASDAQ Capital Market was US$0.97 per ADS.

Investing in our securities involves risks. You should read the “Risk Factors” section in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. XChange TEC.INC (formerly known as FLJ Group Limited) is not a Chinese operating company but rather a Cayman Islands holding company with operations conducted by our subsidiaries in China. On October 26, 2021 and December 17, 2021, we transferred all of our equity interest in the Shanghai Qingke Investment Consulting Co., Ltd. (“Q&K Investment Consulting”) and Qingke (China) Limited (“Q&K HK”), respectively, to Wangxiancai Limited, which was a related party of the Group and is beneficially owned by the legal representative and executive director of one of the Group’s subsidiaries (the “First Equity Transfer”). As of September 30, 2022, the Group did not account for the transfer of equity interest in Q&K HK, Q&K Investment Consulting and Q&K E-commerce as a discontinued operation, as XChange TEC.INC was the primary beneficiary of Q&K HK, Q&K Investment Consulting and Q&K E-commerce as XChange TEC.INC had the power to direct the activities of these companies that most significantly impact their economic performance and XChange TEC.INC had the obligation to absorb losses of these companies that could potentially be significant to these companies since their inception. On October 31, 2023, the Group transferred all of its equity interest in Haoju (Shanghai) Artificial Intelligence Technology Co., Ltd. (“Haoju”), to Wangxiancai Limited, at nominal consideration (the “Second Equity Transfer”). Upon the completion of the Second Equity Transfer, the Group no longer conducts long-term apartment rental business in China. The disposals of Q&K Investment Consulting, Q&K HK and Haoju are accounted as discontinued operations (“Discontinued Operations”).  The remaining ongoing business operations of our Group (excluding these disposed entities) are accounted as continuing operations (“Continuing Operations”).  On November 22, 2023, we entered into an equity acquisition agreement with Alpha Mind, an insurance agency and insurance technology business in the PRC, and Alpha Mind’s shareholders to acquire all of the issued and outstanding shares in Alpha Mind (the “Acquisition”). The Acquisition of Alpha Mind was consummated on December 28, 2023. Alpha Mind conducts its insurance agency and insurance technology businesses in the PRC through its indirectly wholly-owned subsidiary, Jiachuang Yingan (Beijing) Information & Technology Co., Ltd. (the “Current WFOE”) and the Current WFOE’s consolidated variable interest entities. In April 2022, Alpha Mind, through the Current WFOE, entered into contractual arrangements with Huaming Insurance Agency Co., Ltd. (“Huaming Insurance”) and Huaming Yunbao (Tianjin) Technology Co., Ltd. (“Huaming Yunbao, together with Huaming Insurance, the “Current VIEs”), respectively. Via such contractual arrangements (the “VIE Structure”), we are regarded as the primary beneficiary of the Current VIEs and consolidate the financial results of the Current VIEs under U.S. GAAP. The VIE structure is not equivalent of an investment in the equity interest of the Current VIEs. For more detailed discussion of how cash is transferred between our subsidiaries, WFOE and the VIEs, see “Our Company— Cash and Asset Flows Through Our Organization” in this prospectus. As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our company” and “our” refer to XChange TEC.INC and its subsidiaries, except in the context of describing the consolidated financial information, also include the VIEs.

INVESTORS PURCHASING SECURITIES IN THIS OFFERING ARE PURCHASING SECURITIES OF XCHANGE TEC, THE CAYMAN ISLANDS HOLDING COMPANY RATHER THAN SECURITIES OF XCHANGE TEC’S SUBSIDIARIES THAT HAVE SUBSTANTIVE BUSINESS OPERATIONS IN CHINA.

XChange TEC.INC is not a Chinese operating company but rather a holding company incorporated in the Cayman Islands. Because XChange TEC has no business operations of its own, we conduct our business through our operating subsidiaries, primarily in China. This structure involves unique risks to investors and you may never directly hold equity interests in XChange TEC’s operating entities. You are specifically cautioned that there are significant legal and operational risks associated with being based in or having the majority of operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of XChange TEC’s securities. Moreover, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities being registered for sale or could significantly limit or completely hinder XChange TEC’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to the holding corporate structure, “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” beginning on page 24 of our Form 20-F for FY 2025, which is incorporated herein by reference.

Specifically, the government of China (which is also referred to as “PRC”) recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our subsidiaries in Hong Kong or mainland China are directly subject to these regulatory actions or statements, as we have not carried out any monopolistic behavior and our business does not involve the collection of personal information or implicate national security. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, uncertainties exist as to how soon the regulatory bodies in China will finalize implementation measures, and the impacts the modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list securities on an U.S. or other foreign exchange.

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless. See “Our Company—Recent PRC Regulatory Development” in this prospectus and “Item 3. Key Information—D. Risk Factors – Risks Related to Doing Business in China” in our Form 20-F for our fiscal year ended September 30, 2024, or FY 2025, which is incorporated herein by reference.

Our current Singapore-based auditor, Onestop Assurance PAC, is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cessation of trading of our securities from a stock exchange or an over-the-counter market in the United States under the Holding Foreign Companies Accountable Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate the audit working papers of our auditor which are located in China. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the People’s Republic of China, or the Protocol, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China. Furthermore, the PCAOB will need to reassess by the end of 2022 whether China remains jurisdictions where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. See “Risk Factors—Risks Related to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” in this prospectus.

Our historical corporate structure is subject to risks associated with our contractual arrangements with the VIE entities. Our historical contractual arrangements might not be as effective as direct ownership in providing us with control over the VIE entities and the termination of these agreements may incur additional costs. If the PRC government deems that our historical contractual arrangements with the VIE entities do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and VIE entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the historical contractual arrangements with the VIE entities and, consequently, significantly affect the historical financial performance of the VIE entities and our Company as a whole. See “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2026.

i

ABOUT THIS PROSPECTUS

Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections entitled “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“ADSs” refers to our American depositary shares, each of which represents 2,400 Class A ordinary shares;

●	“China” or the “PRC” refers to the People’s Republic of China;

●	“Current VIE” or “VIEs” refers to Huaming Insurance Agency Co., Ltd. and Huaming Yunbao (Tianjin) Technology Co., Ltd.

●	“WFOE” or “Alpha Mind WFOE” refer to Jiachuang Yingan (Beijing) Information & Technology Co., Ltd.

●	“Alpha Mind” refers to Alpha Mind Technology Limited, a company incorporated under the laws of the British Virgin Islands, and, if applicable, its consolidated entities;

●	“ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares, par value US$0.0000001 per share;

●	“other consolidated subsidiaries” refer to our subsidiaries, excluding WFOE and VIE entities.

●	“RMB” and “Renminbi” refer to the legal currency of China;

●	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States; and

●	“we,” “us,” “our company” and “our” refer to XChange TEC.INC (formerly known as FLJ Group Limited) and its subsidiaries, except in the context of describing the consolidated financial information, also include the VIEs.

Unless otherwise indicated, the number of our tenants, average lease term of our tenants, and our other operating data in this prospectus, any accompanying prospectus supplement and related free writing prospectus, and the documents incorporated by reference herein and therein do not take into account tenants who choose not to stay in our apartments after the first week of their leases. To encourage prospective tenants to try out our apartments, we have put in place a policy to allow a new tenant to cancel a lease within three days from the move-in date, and we will return all rental, deposits and fees penalty free. If a new tenant cancels the lease on the fourth to the seventh day, we will return all unused rental, deposit and fees penalty free.

Our fiscal year end is September 30. “FY 2023” refers to our fiscal year ended September 30, 2023, “FY 2024” refers to our fiscal year ended September 30, 2024, and “FY 2025” refers to our fiscal year ended September 30, 2025.

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell any of the securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. Each time we sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for FY 2025 filed with the SEC on January 14, 2026;

●	with respect to each offering of securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus and until the termination or completion of the offering under this prospectus.

Our annual report on Form 20-F for FY 2025 contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at Room 613, No.259, Guoxia Road, Yangpu District, Shanghai, 200433, People’s Republic of China. Our telephone number at this address is +86-21-6422-8532.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We will not make any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SEC maintains an internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding us that file electronically with the SEC.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that relate to our current expectations and views of future events. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	our mission and strategies;

●	our ability to continue as a going concern;

●	our ability to achieve or maintain profitability;

●	general economic and business condition in China and elsewhere, particularly the long-term apartment rental market and government measures aimed at China’s real estate industry and apartment rental industry;

●	health epidemics, pandemics and similar outbreaks, including COVID-19;

●	competition in the apartment rental industry;

●	our future business development, financial condition and results of operations;

●	our expectations regarding demand for and market acceptance of our apartments and services;

●	our ability to attract and retain tenants and landlords, including tenants and landlords from our acquired lease contracts;

●	our ability to control the quality of operations, including the operation of our rental apartments managed by our own apartment managers or by third-party contractors;

●	our ability to integrate strategic investments, acquisitions and new business initiatives; and

●	our relationship with financial institution partners and third-party product and service providers.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Factors that could cause or contribute to the differences include, but are not limited to, those discussed in the “Risk Factors” section. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions.

Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have material and adverse effect on our business and the market price of our ADSs. In addition, the rapidly changing nature of China’s branded long-term apartment rental industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus relate only to events or information as of the date on which the statements are made in the respective documents. You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully and the documents incorporated by reference herein, including sections titled “Risk Factors” in this prospectus, “Item 3. Key Information,” Item 5. “Operating and Financial Review and Prospects”, Item 7. Major Shareholders and Related Party Transactions, and Item 8. “Financial Information” in our Annual Report on Form 20-F, as filed on January 22, 2025 (the “Annual Report”), incorporated by reference in this prospectus. Unless the context otherwise requires, all references to “XChange TEC,” “we,” “us,” “our,” the “Company,” and similar designations refer to XChange TEC.INC, an exempted Cayman Islands company and its wholly owned subsidiaries.

Company Overview

We acquired Alpha Mind, an insurance agency and insurance technology business in the PRC, on December 28, 2023, and conduct insurance agency and insurance technology businesses in the PRC through the Current WFOE and Current VIEs which provides a wide variety of insurance products underwritten by major insurance companies, including industry leading and/or state-owned property and casualty insurance companies as well as certain regional property and casualty insurance companies in China. Through the Current VIEs, we hold the insurance agent operating license which is required under applicable PRC laws to conduct insurance agency business in China.

As an insurance agency, we are not involved in underwriting insurance policies. We are committed to providing insurance purchasers with comprehensive services, spanning from application to claim settlement, through our professional and dedicated approach. We have accumulated substantial expertise and successfully expanded our insurance product portfolio to encompass a wide range of offerings. These include life, health, group accident, and various other property-related insurances. Leveraging the growing ubiquity of mobile internet, we introduced the SaaS platform in 2023. The SaaS platform functions as an internal operational management system designed to enhance the efficiency and scalability of insurance operations. While it does not directly generate revenue, it provides a foundational infrastructure that enables insurance institutions and individual insurance brokers to onboard smoothly through a one-click process. This facilitates the rapid configuration of organizational structures, user accounts, client profiles, and access permissions. The platform integrates in real-time with external insurance databases, appointment scheduling systems, policy records, and performance tracking data. This integration creates a fully closed-loop sales process, enhancing data consistency and operational continuity across all stages. To support business growth and adaptability, the platform offers reserved expansion interfaces (an application programming interface used to connect with insurance providers). These allow for the quick integration of multiple insurance companies and their products, enabling a broader service offering and partnership ecosystem. Insurance brokers can also use the front-end interface of the SaaS platform to show the products detail to consumers, which can improve the efficiency of insurance selling process. By leveraging data-driven insights and standardized operational workflows, the system helps reduce the administrative overhead and costs associated with insurance operations. Ultimately, it makes insurance sales more straightforward, management more transparent, and customer service more professional. This technological advancement has streamlined and popularized our insurance agency business, enhancing accessibility and convenience for our customers.

Our role as an insurance agent is mainly to facilitate insurance companies to promote market penetration of their products through our extensive nationwide sales network. Insurance companies may leverage our marketing network to promote their products with cost efficiency rather than having to build a marketing network of their own. With respect to end customers, or insurance purchasers, our sales representatives are able to leverage their professional knowledge and experience to advise and recommend the most suitable insurance products and efficiently complete the contract signing process as well as assist them with claim applications.

With our solid foundation and unwavering commitment to excellence, we are confident in our ability to capitalize thriving Chinese insurance agency market. In 2024, we were ranked 40 among the top 100 insurance intermediaries in China and were ranked third in Tianjin region, in terms of insurance premium facilitated. We, through the Current VIEs, are principally engaged in the insurance agency business primarily through a “Business to Business to Consumer,” or B2B2C, model. We offer a wide variety of insurance products underwritten by major insurance companies in China, including industry leading and/or state-owned property and casualty insurance companies as well as certain regional property and casualty insurance companies in China, to insurance purchasers and generate revenue from commissions from these insurance companies, typically based on a percentage of the premium paid by insurance purchasers. In 2023 and 2024, we sold more than 13,687,786 and 22,765,794 insurance policies with an aggregate premium of approximately RMB2,139.0 million and RMB2,219.116 million, respectively.

We sell insurance policies primarily through a network of external referral sources, which comprised more than 740 external registered sales representatives and 102 strategic channel partners as of December 31, 2024, as well as through the in-house sales force. As of December 31, 2024, we had branch coverage in 16 cities in 10 provinces, autonomous regions and municipalities in China and had established collaborative relationships with 56 insurance companies and approximately 195 of their branches in China.

We specialize in distributing automobile insurance policies at the earlier stage of our business and subsequently expanded our insurance product portfolio to include other types of insurance including life, health, group accident and other property related insurances. In 2024, insurance premium from property related insurance accounted for approximately 84.2% of the total insurance premium from insurance policies sold.

We typically do not collect, hold or refer any insurance premiums to or on behalf of the insurance companies. The insurance premium typically will be paid directly by the insurance purchasers to the insurance companies, and the insurance companies will pay us the commission within a specified period after their receipt of the insurance premium. After an insurance policy takes effect, we communicate and coordinate with insurance purchasers and insurance companies to serve their respective needs. As we do not underwrite insurance policies, the insurance purchasers or policy holders do not have any direct recourse with us for insurance claims as the insurance contract is entered into directly between the policy holders and the insurance companies, we only play the role of facilitating the claim process.

We generate revenue from our insurance agency business primarily through collecting commissions from insurance companies for successful sales of their insurance products, which are typically based on a percentage of the premium paid by insurance policy purchasers. The commission rates are typically set by insurance companies and vary for different product types, different insurance companies and different geographic regions in which the insurance products are sold. The commission rates are also subject to adjustments by insurance companies from time to time based on their expectation on profits, consumer demand for insurance products in the market, the availability and pricing of comparable products from other insurance companies, regulatory requirements and governmental policies, and other factors that affect insurance companies at the relevant time. In this connection, the average commission rates also varied between different cities in which we operate our insurance agency business, and in 2023 and 2024, our by-city average commission rates ranged from 9% to 33% and 4% to 35%, respectively, while its overall average commission rate was 14% and 10%, respectively.

On October 26, 2021, December 17, 2021, and October 31, 2023, we transferred all of our equity interests in Q&K Investment Consulting (the “Former WFOE”), Qingke (China) Limited (“Q&K HK”), and Haoju (Shanghai) Artificial Intelligence Technology Co., Ltd. (“Haoju,” and together with the Former WFOE and Q&K HK, the “Disposed Entities”), respectively, to Wangxiancai Limited for nominal consideration (collectively, the “Equity Transfers”). At the time of the Equity Transfers, Wangxiancai Limited was beneficially owned by the legal representative and executive director of one of our subsidiaries and was therefore a related party; Wangxiancai Limited ceased to be a related party in October 2023. The consideration for each transfer was nominal because the Disposed Entities were loss-making, had net liabilities, and the likelihood of generating future cash flows was minimal given (i) decreasing demand for long-term rental apartments in the areas of operation due to population outflows and (ii) increasing operating costs as a percentage of revenue resulting from fixed cost burdens amid declining revenue streams. The Former WFOE was a wholly owned subsidiary of Q&K HK and, prior to its transfer, maintained a series of contractual arrangements with our former variable interest entity, Shanghai Qingke E-commerce Co., Ltd., through which we carried out certain rental apartment operations. Haoju, a limited company organized under the laws of the PRC and our indirect wholly owned subsidiary prior to the disposal, together with its subsidiaries held substantially all of the equity interests of our PRC subsidiaries through which we conducted our long-term apartment rental business (the “Disposed Business”). The Disposed Business contributed substantially all of our revenue and held substantially all of our assets prior to the October 31, 2023 disposal of Haoju, which was consummated on that date. The Disposed Business had been incurring losses from operations. Our accumulated deficits amounted to RMB 4,605,215,000 and RMB 3,856,801,000 as of September 30, 2025 and 2024 respectively. Net cash used in operating activities from continuing operations were RMB 11,698,000, RMB 8,955,000 and 22,178,000 for the years ended September 30, 2025, 2024 and 2023, respectively. As of September 30, 2025 and 2024, current liabilities exceeded current assets by RMB 909,308,000 and RMB 1,271,179,000, respectively. These factors raise substantial doubt about our ability to continue as a going concern. The Equity Transfers were effected to enable us to allocate resources to higher-quality rental apartment operations through our remaining subsidiaries in China. Haoju holds substantially all of the equity interest of our subsidiaries in the PRC, through which we carried out long-term apartment rental business (the “Disposed Business”). The Disposed Business contributed substantially all revenue and held substantially all of our assets prior to the Disposal. The Disposal was consummated on October 31, 2023.

In 2022, we entered into a loan agreement with Key Space (S) Pte. Ltd (“Key Space”), which was a subsidiary owned by one of our then shareholders, with a total principal amount of RMB4.1 million, in connection with our business operation. In FY 2022, FY 2023, and FY2024, amounts due to Key Space were RMB4.1 million, RMB4.5 million and RMB4.3 million, respectively. The balance due to related parties represented borrowings from Key Space which were due within 12 months from borrowing, which subsequently extended and are due by June 2026. Key Space ceased to be a related party of the Company in December 2024.

On November 22, 2023, we entered into an equity acquisition agreement with Alpha Mind, an insurance agency and insurance technology business in the PRC, and Alpha Mind’s then shareholders to acquire all of the issued and outstanding shares in Alpha Mind for an aggregate purchase price of US$180,000,000 (the “Acquisition”). The purchase price is payable in the form of a promissory note (collectively, the “Notes”). The Notes have a maturity of 90 days from the closing date, which was subsequently extended to June 30, 2025, an interest rate at an annual rate to 3% per annum and will be secured by all of the issued and outstanding equity of the Alpha Mind and all of the assets of the Alpha Mind, including its consolidated entities. As of January 14, 2026, the Company had paid off a total principal amount of US$77,000,000 by issuing Class A ordinary shares of the Company to the noteholders. The Company intends to pay the rest of the promissory notes by either using the cash flow generated by the Company’s operation or through debt or equity offerings or loans; however, depending on market conditions, the Company may also choose to pay a portion of the promissory notes through issuance of Class A ordinary shares. We have been also exploring financing opportunities with certain Asia-based investors who are not U.S. persons and who are not affiliated to us or the Current VIEs. The financing may involve equity-based instruments, including convertible debt. However, the terms and conditions are still under negotiation and there are uncertainties whether we can close the financing on favorable terms and in a timely manner or at all. In the event that we fail to repay the promissory notes within the extended maturity date, the noteholders may exercise their collateral rights in which case we will lose control and will no longer be able to consolidate the results of operation of Alpha Mind. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to our Business and Industry— If we are unable to repay or refinance the Notes, we will lose control and will no longer be able to consolidate the results of operation of Alpha Mind. In addition, our level of indebtedness could adversely affect our business, financial condition, results of operations and prospects” in the Company’s annual report on Form 20-F for FY 2025. The Acquisition was completed on December 28, 2023, upon which Alpha Mind become our wholly-owned subsidiary and we assumed and began conducting the principal business of Alpha Mind.

Effective on December 7, 2023, we adjusted the ratio of ADS from one (1) ADS representing fifteen thousand (15,000) Class A ordinary shares to one (1) ADS representing six hundred thousand (600,000) Class A ordinary shares.

On May 20, 2024, our authorized share capital was changed to US$48,000,000 divided into 480,000,000,000,000 shares of a nominal or par value of US$0.0000001 each, of which 419,500,000,000,000 were designated as Class A Ordinary Shares of a nominal or par value of US$0.0000001 each, 60,000,000,000,000 were designated as Class B Ordinary Shares of a nominal or par value of US$0.0000001 each, and 500,000,000,000 were designated as Preferred Shares of a nominal or par value of US$0.0000001 each.

On May 20, 2024, we changed our company name from “FLJ Group Limited” to “XChange TEC.INC,” effective on May 21, 2024. Our ADSs began trading under the new ticker symbol “XHG” on the NASDAQ effective on June 3, 2024.

On June 6, 2024, the Company and Burgeon Capital Inc (“Burgeon Capital”) entered into certain share conversion documents (the “Conversion Documents”), pursuant to which, the Company agreed to issue to Burgeon Capital and Burgeon Capital agreed to subscribe from the Company, the Converted Shares, as the repayment by the Company to Burgeon Capital of all outstanding principal amount and accrued interest under the promissory note issued to Burgeon Capital on December 28, 2023, with a total amount of US$27,342,000.

On August 26, 2024, the Company’s board of directors, after careful deliberations with the Company’s management team, decided it would be in the best interest of the Company to dispose of its apartment rental business segment because it failed to meet performance expectations, was operating at a financial loss, and faced unfavorable market conditions.

On September 12, 2024, we sold all of the equity interest in QK365, FENGLINJU PROPERTY (CHINA) LIMITED and Shanghai Meileju Intelligent Technology Co., Ltd to Wangxiancai Limited, a limited company incorporated under the laws of Hong Kong for nominal consideration. As a result of the Disposal, we have no longer conducted the long-term apartment rental business.

On October 24, 2024, Mr. Yong Zhang purchased from Mr. Chengcai Qu, the then sole shareholder and sole director of Golden Stream, all issued and outstanding ordinary shares held by Mr. Qu in Golden Stream, and became the sole shareholder and sole director of Golden Stream.

Effective on November 8, 2024, we adjusted the ratio of ADS from one (1) ADS representing six hundred thousand (600,000) Class A ordinary shares to one (1) ADS representing twelve million (12,000,000) Class A ordinary shares.

On December 12, 2024 and December 20, 2024, the Company issued 82,800,000,000,000 and 84,000,000,000,000 Class A Ordinary shares respectively in accordance with a Securities Purchase Agreement with VG Master Fund SPC (“VG”) dated September 24, 2024.

On March 24, 2025, we closed the acquisition of a Hong Kong-based insurance brokerage firm licensed by the Hong Kong Insurance Authority. It grants us direct access to Hong Kong’s dynamic insurance market and paves the way for the Company to launch tailored insurance solutions for clients across China and international markets. Hong Kong’s insurance sector has demonstrated robust growth driven by rising demand from mainland Chinese clients and expatriates seeking international-standard wealth preservation tools. As a gateway linking global capital flows, Hong Kong offers unparalleled opportunities to serve high-net-worth individuals, multinational corporations, and cross-border investors. Our entry into Hong Kong market aligns with the vision to become a one-stop hub for clients seeking sophisticated risk management and wealth enhancement solutions. The local regulatory capabilities allow our business team to deliver innovative insurance products that meet the evolving needs of Asia’s affluent population.

On April 23, 2025, the Company, MMTEC, Inc. (“MMTEC”), who was the then holder of the Note in the original principal amount of US$153,000,000, and Infinity Asset Solutions Ltd. (“Infinity Asset”), entered into a Note Purchase Agreement, pursuant to which Infinity Asset purchased from MMTEC, a portion of the Note (the “Infinity Note”) representing US$51,988,242 of the total US$153,738,529 of the unpaid principal and accrued and unpaid interest under the Note.

On May 6, 2025 the Company changed the ratio of the ADSs representing its Class A ordinary shares from one (1) ADS representing one hundred and twenty (120) Class A ordinary share to one (1) ADS representing two thousand four hundred (2,400) Class A ordinary shares.

On May 9, 2025, the Company and Infinity Asset entered into a share subscription agreement and a payoff letter, pursuant to which, the Company issued 108,027,515,844 Class A Ordinary Shares to Infinity Asset, as the repayment by the Company to Infinity Asset of all outstanding principal amount and accrued interest under the Infinity Note with a total amount of US$51,988,242.

On June 30, 2025, the Company and MMTEC agreed to extend the maturity date of the Note held by MMTEC and accrued interest to date to December 31, 2025 and if the Notes have an outstanding balance on the maturity date, the maturity date will be automatically extended to the end of following year.

Holding Foreign Companies Accountable Act

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into law on December 18, 2020. Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC will prohibit our securities, including our ADSs, from being traded on a U.S. national securities exchange, including NASDAQ, or in the over-the-counter trading market in the U.S. The process for implementing trading prohibitions pursuant to the HFCA Acts will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction, and such identified auditors, the PCAOB Identified Firms. The first list of PCAOB Identified Firms was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release. The SEC will review annual reports filed with it for fiscal years beginning after December 18, 2020 to determine if the auditor used for such reports was so identified by the PCAOB, and such issuers will be designated as “Commission Identified Issuers” on a list to be published by the SEC. If an issuer is a Commission Identified Issuer for three consecutive years (which will be determined after the third such annual report), the SEC will issue an order that will implement the trading prohibitions described above. On August 26, 2022, the PCAOB announced that it had signed a Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

Notwithstanding the foregoing, the Company’s ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If we are unable to retain a PCAOB-registered auditor subject to PCAOB inspection and investigation, a trading prohibition for our ADSs could be issued shortly after our filing of the third consecutive annual report on Form 20-F for which we have retained a PCAOB Identified Firm. Our current independent accounting firm, Onestop Assurance PAC whose audit report is included in the annual report on Form 20-F for FY 2025, which is incorporated herein by reference, is headquartered in Singapore, Republic of Singapore, and was not included in the list of PCAOB Identified Firms in the PCAOB December Release. Recent developments with respect to audits of China-based companies create uncertainty about the ability of Onestop Assurance PAC to fully cooperate with a PCAOB request for audit working papers without the approval of the Chinese authorities. Onestop Assurance PAC’s audit working papers related to us are located in China. The PCAOB has not requested Onestop Assurance PAC to provide the copies of these audit working papers and as a result, Onestop Assurance PAC has not sought permission from the Chinese authorities to provide copies of these materials to the PCAOB, but there is no assurance that they would be able to obtain such permission.

If our ADSs are subject to a trading prohibition under the HFCA Act, the price of our ADSs may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. If we are unable to be listed on another securities exchange that provides sufficient liquidity, such a trading prohibition may substantially impair your ability to sell or purchase our ADSs when you wish to do so. Furthermore, if we are able to maintain a listing of our Class A ordinary shares on a non-U.S. exchange, investors owning our ADSs may have to take additional steps to engage in transactions on that exchange, including converting ADSs into Class A ordinary shares and establishing non-U.S. brokerage accounts.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements apply to issuers in the year following their listing as Commission Identified Issuers. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s articles include a charter of the CCP, including the text of such charter.

In addition to the issues under the HFCA discussed above, the PCAOB’s inability to conduct inspections in China and Hong Kong prevents it from fully evaluating the audits and quality control procedures of the independent registered public accounting firm. Our current independent registered public accounting firm, Onestop Assurance PAC, is headquartered in Singapore, Republic of Singapore, and has been inspected by the PCAOB on a regular basis with the last inspection in 2022. However, as noted above, recent developments create uncertainty as to the PCAOB’s continued ability to conduct inspections of our independent accounting firm, Onestop Assurance PAC. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of a China-based independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in the stock to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.

Recent PRC Regulatory Development

We conduct our business in China through our subsidiaries and the VIEs. We are required to obtain certain permissions from the PRC authorities to operate, issue securities to foreign investors, and transfer certain data. The PRC government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be undermined if our subsidiaries or the VIEs are not able to obtain or maintain approvals to operate in China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures, and efforts on our part to ensure our compliance with such regulations or interpretations. To operate our general business activities currently conducted in mainland China, each of the VIEs is required to obtain a business license from the local counterpart of the State Administration for Market Regulation, or SAMR. Each of the VIEs has obtained a valid business license from the local SAMR, and no application for any such license has been denied. In addition, the VIEs are also required to obtain insurance agency operating licenses pursuant to the PRC laws. As of the date of this annual report, as advised by our PRC legal counsel, Beijing Kingdom Law Firm, we and the VIEs have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. To our knowledge, no permission or approval has been denied or revoked. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot be certain that relevant policies in this regard will not change in the future, which may require us or our subsidiaries or VIEs to obtain additional licenses, permits, filings or approvals for conducting our business in the PRC. If we or our subsidiaries or VIEs do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On December 28, 2021, CAC released the revised Cybersecurity Review Measures (the “Revised CAC Measures”) and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list on a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version) further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. Our PRC counsel, Beijing Kingdom Law Firm, is of the view that because: (i) we are already listed on the Nasdaq Capital Market and do not “seek to list on any other foreign stock exchange”; (ii) we and the VIEs do not hold personal information on more than one million users; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Revised CAC Measures.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations are applicable to overseas securities offerings and/or listings conducted by issuers who are (i) companies incorporated in the PRC and (ii) companies incorporated overseas with substantial operations in the PRC. The Overseas Listing Regulations stipulate that such issuer shall fulfill the filing procedures within three working days after it makes an application for initial public offering and listing in an overseas stock market. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

As advised by our PRC legal counsel, Beijing Kingdom Law Firm, we and the VIEs, (i) are not required to make the filing with the CSRC in connection with the Acquisition since the Acquisition does not involve any issuance or listing of shares or other equity-based securities of the Company on a stock exchange, which would trigger the filing requirement with the CSRC, (ii) are not required to go through cybersecurity review by the CAC since (a) we are already listed on the Nasdaq Capital Market and do not seek to list on any other foreign stock exchange; (b) we and the VIEs do not hold personal information of more than one million users; and (c) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, and (iii) have not received or were denied such requisite permissions by any PRC authority in connection with the Acquisition.

Uncertainties exist as to the interpretation of these laws, regulations and policies and due to the possibility that laws, regulations, or policies in the PRC could change in the future. Any action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or different or changing interpretation of these laws or regulations could significantly limit or completely hinder our ability to engage in capital markets transactions offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For more detailed information, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China” in our Form 20-F for FY 2025.

For the risks related to the HFCA Act, see “—Risks Related to the Holding Foreign Companies Accountable Act” as set forth at the outset of Part I and “—Risk Factors—Risks Related to Doing Business in China—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” of our Form 20-F for FY 2025.

As there are still uncertainties regarding these new laws and regulations as well as the amendment, interpretation and implementation of the existing laws and regulations related to cybersecurity and data protection, we cannot assure you that we will be able to comply with these laws and regulations in all respects. The regulatory authorities may deem our activities or services non-compliant and therefore require us to suspend or terminate our business. We may also be subject to fines, legal or administrative sanctions and other adverse consequences, and may not be able to become in compliance with relevant laws and regulations in a timely manner, or at all. These may materially and adversely affect our business, financial condition, results of operations and reputation.

Our Holding Company Structure and Contractual Arrangement with the VIEs and Their Shareholders

XChange TEC.INC is not a Chinese operating company but a Cayman Islands holding company. Our operations are primarily conducted through our PRC subsidiaries, other consolidated entities, and contractual arrangements with VIEs. We use a VIE structure to provide investors exposure to China-based operating companies where direct foreign investment is, or could become, restricted or prohibited by PRC law. Investors in our ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in our Chinese operating entity. As a holding company, XChange TEC.INC may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to XChange TEC.INC may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt.

XChange TEC.INC conducts insurance agency businesses in the PRC through Alpha Mind and its indirectly wholly-owned subsidiary, the WFOE and the VIEs. In April 2022, Alpha Mind, through the WFOE, entered into contractual arrangements with VIEs, respectively. Via such contractual arrangements (the “VIE Structure”), we are regarded as the primary beneficiary of the VIEs and consolidate the financial results of the VIEs under U.S. GAAP. The contractual arrangements consist of powers of attorney, exclusive business cooperation agreements, exclusive option agreements, equity pledge agreements and spousal consent letters. Terms contained in each set of contractual arrangements with each of the VIEs and its respective shareholders are substantially similar. In particular, (i) pledge agreements, entered into between the WFOE and each of the VIEs and its shareholders, where each shareholder of the VIEs pledged his or her equity interest to the WFOE to ensure performance of their obligations under other relevant contractual arrangements, and in case of breach, the WFOE has the right to dispose of the pledged equity. VIEs’ shareholders are prohibited from disposing of the pledged equity or taking actions that could negatively impact the pledgee’s rights without the WFOE’s written consent until all obligations are discharged; (ii) power of attorney, entered into between the WFOE and the VIEs and their shareholders, where each shareholder of the VIEs authorizes WFOE’s designated individuals to act as his or her exclusive agents, exercising all associated rights regarding their equity interest in the VIEs, and the power of attorney remains valid as long as the shareholder holds shares in the VIEs; (iii) exclusive business cooperation agreement, entered into between the WFOE and each of the VIEs, granting the WFOE the exclusive right to provide services to the VIEs in exchange for a service fee equal to 100% of the consolidated net income, and also including the exclusive right for the WFOE to purchase the VIEs’ business or assets at the lowest permissible price under PRC law, with the agreement remaining in effect unless otherwise specified by the parties; (iv) exclusive option agreements, entered into between the WFOE and the each of the VIEs and its shareholders, granting the exclusive right to purchase the equity interests of the VIEs’ shareholders, while the WFOE is entitled to dividends and distributions, and the exclusive option agreements remain in effect until the transfer of all equity interests to the WFOE or its designated party; and (v) spousal consent letters, signed by each spouse of the relevant individual shareholders of the VIEs, stating that the disposition of the equity interest held by their spouse will be governed by the above-mentioned agreements, and their spouse undertake not to make any assertions to such equity interest. As a result of these contractual arrangements, we, through Alpha Mind and its subsidiaries (i) are able to consolidate the financial results of the VIEs, and (ii) receive substantially all of the economic benefits from the VIEs. The VIE structure is not equivalent of an investment in the equity interest of the VIEs. See “Item 4. Information on the Company - C. Organizational Structure - Contractual Arrangements” for details.

However, neither XChange TEC.INC nor the WFOE owns any equity interests in the VIEs. Our contractual arrangements with the VIEs and their nominee shareholders are not equivalent of an investment in the equity interest of the VIEs. Instead, as described above, we are regarded as the primary beneficiary of the VIEs and consolidate the financial results of the VIEs under U.S. GAAP in light of the VIE structure.

The VIE structure involves unique risks to investors in the ADSs. It may be less effective than direct ownership in providing us with operational control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. For instance, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct the operations of the VIEs in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs in China, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to direct the VIEs’ activities. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system.

We may face challenges in enforcing the contractual arrangements due to jurisdictional and legal limitations. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their nominee shareholders through our WFOE. As of the date of this prospectus, the agreements under the contractual arrangements among our WFOE, the VIEs and their nominee shareholders have not been tested in a court of law. It is uncertain whether any new PRC laws or regulations relating to Current VIE structure will be adopted or, if adopted, what they would provide. If we or the VIEs are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required licenses, permits, registrations or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. The PRC regulatory authorities could disallow the Current VIE structure at any time in the future. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties and may incur substantial costs to enforce the terms of the arrangements, or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our subsidiaries, the VIEs, and investors in our securities (including the ADS) face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company and the VIEs as a whole. For details, see “Item 3. Key Information-D. Risk Factors - Risks Related to Our Corporate Structure.”

The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus.

Equity Interest

VIE contractual arrangement

Permissions Required from the PRC Authorities

We conduct our business in China through our subsidiaries and the VIEs. We are required to obtain certain permissions from the PRC authorities to operate, issue securities to foreign investors, and transfer certain data. The PRC government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be undermined if our subsidiaries or the VIEs are not able to obtain or maintain approvals to operate in China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures, and efforts on our part to ensure our compliance with such regulations or interpretations. To operate our general business activities currently conducted in mainland China, each of the VIEs is required to obtain a business license from the local counterpart of the State Administration for Market Regulation, or SAMR. Each of the VIEs has obtained a valid business license from the local SAMR, and no application for any such license has been denied. In addition, the VIEs are also required to obtain insurance agency operating licenses pursuant to the PRC laws. As of the date of this prospectus, as advised by our PRC legal counsel, Beijing Kingdom Law Firm, we and the VIEs have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. To our knowledge, no permission or approval has been denied or revoked. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot be certain that relevant policies in this regard will not change in the future, which may require us or our subsidiaries or VIEs to obtain additional licenses, permits, filings or approvals for conducting our business in the PRC. If we or our subsidiaries or VIEs do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On December 28, 2021, CAC released the revised Cybersecurity Review Measures (the “Revised CAC Measures”) and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list on a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version) further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. Our PRC counsel, Beijing Kingdom Law Firm, is of the view that because: (i) we are already listed on the Nasdaq Capital Market and do not “seek to list on any other foreign stock exchange”; (ii) we and the VIEs do not hold personal information on more than one million users; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Revised CAC Measures.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations are applicable to overseas securities offerings and/or listings conducted by issuers who are (i) companies incorporated in the PRC and (ii) companies incorporated overseas with substantial operations in the PRC. The Overseas Listing Regulations stipulate that such issuer shall fulfill the filing procedures within three working days after it makes an application for initial public offering and listing in an overseas stock market. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

As advised by our PRC legal counsel, Beijing Kingdom Law Firm, we and the VIEs, (i) are not required to make the filing with the CSRC in connection with the Acquisition since the Acquisition does not involve any issuance or listing of shares or other equity-based securities of the Company on a stock exchange, which would trigger the filing requirement with the CSRC, (ii) are not required to go through cybersecurity review by the CAC since (a) we are already listed on the Nasdaq Capital Market and do not seek to list on any other foreign stock exchange; (b) we and the VIEs do not hold personal information of more than one million users; and (c) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, and (iii) have not received or were denied such requisite permissions by any PRC authority in connection with the Acquisition.

Uncertainties exist as to the interpretation of these laws, regulations and policies and due to the possibility that laws, regulations, or policies in the PRC could change in the future. Any action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or different or changing interpretation of these laws or regulations could significantly limit or completely hinder our ability to engage in capital markets transactions offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For more detailed information, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China.”

For the risks related to the HFCA Act, see “-Risks Related to the Holding Foreign Companies Accountable Act” as set forth at the outset of Part I and “-Risk Factors-Risks Related to Doing Business in China-If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.”

Cash and Asset Flows Through Our Organization

Alpha Mind WFOE, the VIE and its consolidated subsidiaries, or investors transfer funds through our organization under the applicable PRC laws and regulations. To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE by the PRC government to transfer cash. As of the date of this prospectus, none of XHG, its subsidiaries, the VIE or its subsidiaries has written cash management policies or procedures in place that dictate how funds are transferred. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations.

Transfers between the VIE and Alpha Mind WFOE

The VIE and its consolidated subsidiaries are the main operating entities, which receive their revenues in RMB. Alpha Mind WFOE may receive payments from the VIE, pursuant to the Contractual Arrangements. There may also be transfers via intercompany loans between Alpha Mind WFOE and the VIE.

Transfer between XHG, Alpha Mind HK and Alpha Mind WFOE

XHG and Alpha Mind HK are holding companies and may rely on dividends from Alpha Mind WFOE to fund cash and financing requirements. Cash transfers may also be in the form of capital injection from the holding companies to Alpha Mind WFOE or via intercompany loans between the holding companies and Alpha Mind WFOE. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiary, Alpha Mind WFOE, is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain routine procedures under PRC foreign exchange regulations, such as the overseas investment registrations by shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

For our Hong Kong subsidiaries, Alpha Mind HK and Topone Consultants Limited, and the holding company, XChange TEC.INC, or the Non-PRC Entities, there is no restriction on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to U.S. investors. Also, there are no restrictions or limitations on the abilities of the Non-PRC Entities to distribute earnings from the businesses, including the subsidiaries and/or the consolidated VIE, to XChange TEC.INC or from XChange TEC.INC to U.S. investors, as well as the ability to settle amounts owed under the Contractual Arrangements. There are also no restrictions or limitations on the ability of Alpha Mind WFOE to settle amounts owed under the Contractual Arrangements as both Alpha Mind WFOE and the VIE are incorporated in China and the amount to be settled will be in RMB without foreign exchange control. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.”

We, XChange TEC.INC, are a Cayman Islands holding company, and we may rely principally on dividends and other distributions on equity paid by our subsidiaries for cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. As we conduct our operations in China primarily through our subsidiaries, the VIE and its subsidiaries, our ability to pay dividends to the shareholders and to service any debt we may incur may depend upon dividends paid by our subsidiaries and license and service fees paid by the VIE. Current PRC regulations permit Alpha Mind WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. In addition, our subsidiaries, the VIE and its subsidiaries in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. For more details about the employee welfare fund, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.” Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC company to a Hong Kong resident enterprise may be reduced to 5% from a standard rate of 10%, if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Under the Notice of the State Taxation Administration on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include, but are not limited to: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiaries must have met the direct ownership thresholds during the twelve consecutive months preceding the receipt of the dividends. Further, the State Taxation Administration, or the STA, promulgated the Announcement of the Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties in 2018, which sets forth certain detailed factors in determining “beneficial owner” status, and specifically, if an applicant’s business activities do not constitute substantive business activities, the applicant will not qualify as a “beneficial owner”. Furthermore, the Administrative Measures for Non-resident Taxpayers to Enjoy Treatment under Treaties, which became effective in January 2020, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report with the tax authorities. Therefore, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment rather than substantive business activities, then we will not qualify as a “beneficial owner”, and the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

As of the date of this prospectus, no dividends or distributions have been made to date between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE, or to investors, including the U.S. investors (i.e., there have not been any dividends or distributions that a subsidiary or consolidated VIE have made to the holding company, XChange TEC.INC, or to investors, including U.S. investors). The holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE do not have any plans to distribute earnings or dividends or settle amounts owed under the Contractual Arrangements in the foreseeable future.

To the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. The cash transfer among the holding company, XChange TEC.INC, its subsidiaries and the consolidated VIE is typically transferred through payment for intercompany services or intercompany borrowings between the holding company, XChange TEC.INC, its subsidiaries and the consolidated VIE. There are no tax consequences for intercompany borrowings or the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

During the fiscal year ended September 30, 2025, cash and other asset transfers between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE were as follows:

During the Fiscal Year Ended September 30, 2025
Transfer From	Transfer To	Approximate Value (RMB)	Type
Alpha Mind HK	XChange TEC.INC	59,087,700	Paid notes payable on behalf of XChange TEC.INC

Other than disclosed above, there were no cash or other asset transfers during the fiscal year ended September 30, 2025 between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE.

Selected Financial Data

Financial Information Related to the VIE

The following tables present the disaggregated condensed consolidating schedules of financial position as of September 30, 2025 and the disaggregated condensed consolidating schedules of cash flows and results of operations for the year ended September 30, 2025 of all of the entities that are consolidated in the consolidated financial statements included elsewhere in prospectus, which are the following entities: XChange TEC.INC, Subsidiaries (other than WFOE), WFOE, and the VIE and their subsidiaries which is the primary beneficiary of the VIE for accounting purposes.

	For the Fiscal Year Ended September 30, 2025
Condensed Consolidating Schedule of Financial Position	XChange TEC.INC	Subsidiaries (other than WFOE)	WFOE	VIE and their subsidiaries	Elimination	Consolidating
	(RMB in thousands)
Cash and cash equivalents	—	4,445	35	6,399	—	10,879
Short-term investment	—	—	—	1,891	—	1,891
Accounts receivable, net	—	—	—	23,455	—	23,455
Advances to suppliers	—	—	77	2,516	—	2,593
Other current assets	(1,107)	73,185	(1,372)	948	(70,612)	1,042
Total Current Assets	(1,107)	77,630	(1,260)	35,209	(70,612)	39,860

NON-CURRENT ASSETS:
Restricted Cash, non-current	—	—	—	5,000	—	5,000
Property and equipment, net	—	—	—	6	—	6
Operating lease right-of-use asset	—	—	—	551	—	551
Intangible assets	678	—	—	—	—	678
Goodwill	23,283	—	—	—	—	23,283
Total Non-current Assets	23,961	—	—	5,557	—	29,518

Total Assets	22,854	77,630	(1,260)	40,766	(70,612)	69,378

Current Liabilities:
Accounts payable	—	—	—	29,480	—	29,480
Taxes payable	—	—	1	1,552	—	1,553
Amount due to related parties	—	—	1,060	—	—	1,060
Accrued expenses and other current liabilities	41,435	744	646	8,825	(506)	51,144
Short-term debt	(56,919)	94,293	—	—	(4,841)	32,533
Advance from customer	—	—	—	17	—	17
Operating lease liabilities, current	—	—	—	199	—	199
Contingent liabilities for payable for asset acquisition	165,161	—	—	—	—	165,161
Notes payable	733,257	—	—	—	(65,236)	668,021
Total Current Liabilities	882,934	95,037	1,707	40,073	(70,583)	949,168

NON-CURRENT LIABILITIES:
Operating lease liabilities, noncurrent	—	—	—	353	—	353
Total Non-current Liabilities	—	—	—	353	—	353
Total Liabilities	882,934	95,037	1,707	40,426	(70,583)	949,521

SHAREHOLDERS’ DEFICIT:
Ordinary shares	178,715	858	—	—	—	179,573
Additional paid-in capital	3,412,202	—	88	53,220	—	3,465,510
Accumulated deficit	(4,530,946)	(18,334)	(3,055)	(52,880)	—	(4,605,215)
Accumulated other comprehensive loss	79,949	69	—	—	(29)	79,989

Total shareholders’ deficit	(860,080)	(17,407)	(2,967)	340	(29)	(880,143)

	For the Year Ended September 30, 2025
Condensed Consolidating Schedule of Results of Operations	XChange TEC.INC	Subsidiaries (other than WFOE)	WFOE	VIE and their subsidiaries	Elimination	Consolidating
	(RMB in thousands)
Operating revenues	—	5,342	—	359,925	—	365,267
Cost of revenue	—	(5,279)	—	(351,987)	—	(357,266)
Gross profit	—	63	—	7,938	—	8,001
Operating expenses	(693,390)	(13,488)	(2,142)	(19,324)	—	(728,344)
Income from operations	(693,390)	(13,425)	(2,142)	(11,386)	—	(720,343)
Other Income (Expense)	(27,524)	(787)	(42)	328	—	(28,025)
Income tax expense	—	—	—	(46)	—	(46)
Loss from VIEs	—	—	(11,104)	—	11,104	—
Loss in subsidiaries	(27,500)	(13,288)	—	—	40,788	—
Net loss from continuing operations to XHG	(748,414)	(27,500)	(13,288)	(11,104)	51,892	(748,414)

	For the Year Ended September 30, 2025
Condensed Consolidating Schedule of Cash Flows	XChange TEC.INC	Subsidiaries (other than WFOE)	WFOE	VIE and their subsidiaries	Elimination	Consolidating
	(RMB in thousands)
Net cash provided by (used in) operating activities	66,839	(74,752)	(2,552)	(1,233)	—	(11,698)
Net cash (used in) provided by investing activities	(630)	—	—	140	—	(490)
Net cash (used in) provided by financing activities	(61,945)	78,239	2,495	—	—	18,789
Effect of exchange rate	(4,264)	457	—	—	—	(3,807)
Net increase (decrease) in cash and cash equivalents	—	3,944	(57)	(1,093)	—	2,794
CASH AND CASH EQUIVALENTS, beginning of year	—	501	92	12,492	—	13,085
CASH AND CASH EQUIVALENTS, end of year	—	4,445	35	11,399	—	15,879

Recent Developments

Acquisition of Alpha Mind

On December 28, 2023, the Group closed equity acquisition of Alpha Mind Technology Limited (“Alpha Mind”), which conducts insurance agency and insurance technology businesses in the PRC. The Group acquired all the issued and outstanding shares in Alpha Mind for an aggregate all-cash purchase price of US$180,000,000, paid in the form of the Notes delivered to each of the Sellers of Alpha Mind in an aggregate amount equal to the purchase price. The Notes have a maturity of 90 days from the closing date, bear an interest rate of three percent (3%) per annum and are secured by all of the issued and outstanding equity of Alpha Mind and all of the assets of Alpha Mind and its subsidiaries. For the year ended September 30, 2024, the Company repaid the notes payable of RMB 6,060 to MMTEC, Inc.

On June 6, 2024, the Company and Burgeon Capital Inc (“Burgeon Capital”), one of the two prior shareholders of Alpha Mind, entered into a share subscription agreement and a payoff letter, pursuant to which, the Company agreed to issue to Burgeon Capital and Burgeon Capital agreed to subscribe from the Company, 58,590,000,000,000 Class A ordinary shares, par value US$0.0000001 per share, of the Company (the “Converted Shares”), as the repayment by the Company to Burgeon Capital of all outstanding principal amount and accrued interest under the Note with a total amount of US$27,342. On the same date, the Company consummated the issuance of the Class A ordinary shares.

On December 31, 2024, the Company and the sellers of Alpha Mind agreed to extend the maturity date of the remaining Note and accrued but unpaid interest to date to June 30, 2025.

Share Consolidation

On January 24, 2025, the Company’s shareholders approved a share capital reorganization consisting of: (i) a 100,000-to-1 consolidation of issued and unissued shares into US$0.01 par value shares; and (ii) an increase in authorized share capital. In addition, shareholders approved: (i) a reduction in the par value of each issued Consolidated Share to US$0.0000001 and application of the resulting credit to offset accumulated losses with any balance transferred to a distributable reserve; (ii) a corresponding subdivision of authorized but unissued shares; and (iii) a diminution of authorized share capital.

As a result of the Company’s share consolidation, capital reduction, and share subdivision, the 58,590,000,000,000 Class A ordinary shares issued to Burgeon Capital were reduced to 585,900,000 Class A ordinary shares.

Note Purchase Agreement with MMTEC and Infinity Asset Solutions

On April 23, 2025, the Company, MMTEC, Inc. (the “Seller”), a holder of the certain Secured Promissory Note dated December 28, 2023 issued by the Company in the original principal amount of US$153,000,000 (the “Note”), and Infinity Asset Solutions Ltd., (the “Buyer”), entered into a Note Purchase Agreement (the “Agreement”), pursuant to which the Seller agreed to sell, transfer and assign to the Buyer, and the Buyer agreed to purchase from the Seller, a portion of the Note representing US$51,988,242.00 of the Outstanding Amount, of which the unpaid principal is US$50,000,000.00 and the unpaid interest is US$1,988,242.00 as of the date of the Agreement.

The Company has not issued any securities to MMTEC, Inc. (“MMTEC”), the other prior shareholder of Alpha Mind.

On May 9, 2025, the Company and Infinity Asset entered into a share subscription agreement and a payoff letter (collectively, the “Conversion Documents”), pursuant to which, the Company agreed to issue to Infinity Asset and Infinity Asset agreed to subscribe from the Company, 108,027,515,844 Class A ordinary shares, par value US$0.0000001 per share, of the Company (the “Converted Shares”), as the repayment by the Company to Infinity Asset of all outstanding principal amount and accrued interest under the Note with a total amount of US$51,988,242. On the same date, the Company consummated the issuance of the Converted Shares. The Converted Shares were issued in reliance upon the exemption from securities registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

To date, the Company has paid off a total principal amount of US$77,000,000 by issuing Class A ordinary shares of the Company to the noteholders. The Company intends to pay the rest of the promissory notes by either using the cash flow generated by the Company’s operations or through debt or equity offerings or loans; however, depending on market conditions, the Company may also choose to pay a portion of the promissory notes through issuance of Class A ordinary shares.

Nasdaq Trading Suspension, Appeal and Reinstation

On November 13, 2024, XChange TEC.INC (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(b)(2) (the “MVLS Rule”), which requires the Company to maintain a minimum Market Value of Listed Securities of $35 million. Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until May 12, 2025, to regain compliance with the Rule.

Subsequently, on May 13, 2025, the Company received a Determination Letter stating that the Company had not regained compliance with the MVLS Rule, and that the Company’s ADSs would be delisted from The Nasdaq Capital Market. as provided an additional 180 calendar day compliance period, or until January 21, 2025, to demonstrate compliance.

To regain its Nasdaq listing, the Company formally appealed the decision and submitted its hearing request on May 21, 2025.

On June 11, 2025, the Company received a notice from Nasdaq confirming that the Company has demonstrated compliance with the MVLS Rule for continued listing on The Nasdaq Capital Market. Consequently, the Company’s ADSs continue to be listed and traded on The Nasdaq Capital Market.

Summary of Risk Factors

An investment in our ADSs involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ADSs. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ADSs could decline, and you may lose all or part of your investment. Below please find a summary of the principal risks we and the VIE entities face, organized under relevant headings. For detailed discussions, see “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” in our Form 20-F for FY 2025, which is incorporated by reference in this prospectus.

For a detailed discussion of the foregoing risks, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” beginning on page 15 of our Form 20-F for FY 2021, which is incorporated herein by reference.

Risks Related to Our Corporate Structure

We and the VIE entities face risks and uncertainties related to the former corporate structure, including, but not limited to, the following:

●	If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities. For more details, see “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities” beginning on page 23 of this prospectus.

Risks Related to Doing Business in the PRC

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries in China. Investors in our securities have purchased securities of a holding company incorporated in the Cayman Islands. We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations” beginning on page 24 of our Form 20-F for FY 2025, which is incorporated herein by reference.

●	The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in China or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations in China, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For more details, see “Risk Factors—Risks Related to Doing Business in the PRC—The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in China or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations in China, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” beginning on page 24 of this prospectus.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us. For more details, see “Risk Factors—Risks Related to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us” beginning on page 27 of this prospectus.

●	Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” beginning on page 24 of our Form 20-F for FY 2025, which is incorporated herein by reference.

●	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” beginning on page 44 of our Form 20-F for FY 2021, which is incorporated herein by reference.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from our offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. For more details, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from our offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” beginning on page 45 of our Form 20-F for FY 2021, which is incorporated herein by reference.

●	If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections. For more details, see “Risk Factors—Risks Related to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” beginning on page 28 of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F for FY 2025, which is incorporated herein by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to Our Securities

We were not in compliance with NASDAQ’s continued listing requirements until recently, and if we fail to maintain compliance with NASDAQ’s continued listing requirements our shares may be delisted from the NASDAQ Capital Market.

Our ADSs are listed on the NASDAQ Capital Market under the symbol “XHG.” To continue to be listed on NASDAQ, we need to satisfy a number of requirements, including a minimum bid price for our ordinary shares of $1.00 per share for 30 consecutive business days and shareholders’ equity of at least $2.5 million, or $35 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

On November 13, 2024, XChange TEC.INC (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(b)(2) (the “MVLS Rule”), which requires the Company to maintain a minimum Market Value of Listed Securities of $35 million. Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until May 12, 2025, to regain compliance with the Rule.

Subsequently, on May 13, 2025, the Company received a Determination Letter stating that the Company had not regained compliance with the MVLS Rule, and that the Company’s ADSs would be delisted from The Nasdaq Capital Market. as provided an additional 180 calendar day compliance period, or until January 21, 2025, to demonstrate compliance.

To regain its Nasdaq listing, the Company formally appealed the decision and submitted its hearing request on May 21, 2025.

On June 11, 2025, the Company received a notice from Nasdaq confirming that the Company has demonstrated compliance with the MVLS Rule for continued listing on The Nasdaq Capital Market. Consequently, the Company’s ADSs continue to be listed and traded on The Nasdaq Capital Market. We cannot guarantee that we will maintain compliance with the MVLS Rule for continued listing on The Nasdaq Capital Market, and if we are delisted from NASDAQ, trading in our ADSs would be conducted on a market where an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of, our ADSs.

Your rights to pursue claims against us and the depositary as a holder of ADSs are limited by the terms of the deposit agreement.

The deposit agreement governing the ADSs representing our Class A ordinary shares provides that ADS holders, including purchasers of ADSs in secondary market transactions and the depositary have the right to elect to have any claim they may have against us arising out of or relating to our Class A ordinary shares or ADSs or the deposit agreement settled by arbitration in New York, New York rather than in a court of law, and to have any judgment rendered by the arbitrators entered in any court having jurisdiction. An arbitral tribunal in any such arbitration would not have the authority to award any consequential, special, or punitive damages and its award would have to conform to the provisions of the deposit agreement. The deposit agreement does not give us the right to require that any claim, whether brought by us or against us, be arbitrated. We believe that an optional contractual arbitration provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement.

No condition or provision of the deposit agreement or ADSs serves as a waiver by any owner or holder of ADSs, including purchasers of ADSs in secondary market transactions, or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder. Therefore, in the event that there are claims brought under federal securities laws against us or the depositary brought by any holder or owner of ADSs, including purchasers of ADSs in secondary market transactions, such claims may be submitted to arbitration pursuant to the arbitration provision in the deposit agreement, or may be brought in a court of competent jurisdiction, at the election of the claimant.

By agreeing to such optional arbitration provision, you will not be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Risks Related to Our Corporate Structure

If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities.

The Regulations for the Administration of Foreign-Invested Telecommunications Enterprises, promulgated by the State Council on December 11, 2001 and last amended with immediate effect on February 6, 2016, requires foreign-invested value-added telecommunications enterprises in the PRC to be established as Sino-foreign joint ventures, and foreign investors shall not acquire more than 50% of the equity interest of such an enterprise. In addition, the main foreign investor who invests in such an enterprise shall demonstrate a good track record and experience in such industry. Moreover, the joint ventures must obtain approvals from the MIIT and the Ministry of Commerce of the PRC (“MOFCOM”), or their authorized local counterparts, before launching the value-added telecommunications business in the PRC. On March 29, 2022, the Decision of the State Council on Revising and Repealing Certain Administrative Regulations, which took effect on May 1, 2022, was promulgated to amend certain provisions of regulations including the Provisions on the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises (2016 Revision), the requirement for major foreign investor to demonstrate a good track record and experience in operating value-added telecommunications businesses is deleted.

The Special Administrative Measures (Negative List) for Access of Foreign Investment (2021 version) (the “Negative List”) was jointly promulgated by the National Development and Reform Commission of the PRC (“NDRC”) and MOFCOM on December 27, 2021 and came into effect on January 1, 2022. According to the Negative List, the proportion of foreign investments in an entity engages in value-added telecommunications business (except for e-commerce, domestic multi-party communications, storage-forwarding and call centers) shall not exceed 50%.

Accordingly, none of our subsidiaries is eligible to provide commercial internet content or other value-added telecommunication service, which foreign-owned companies are or restricted from conducting in Mainland China. To comply with PRC laws and regulations, we have conducted such business activities to offer internet access services through the VIEs in China. WFOE has entered into contractual arrangements with the VIE entities and their respective shareholders, and such contractual arrangements enable us to exercise effective control over, receive substantially all of the economic benefits of, and have an exclusive option to purchase all or part of the equity interest and assets in the VIE entities when and to the extent permitted by PRC law. Because of these contractual arrangements, we are the primary beneficiary of the VIE entities in China for accounting purposes for the effective period of these contractual arrangements. Accordingly, under U.S. GAAP, the financial statements of the VIE entities are consolidated as part of our financial statements for the years ended September 31, 2022, 2023 and 2024 in this prospectus.

As we continued to evaluate our business plan, we have decided to adjust our business model in China. On October 26, 2021, we transferred all of our equity interest in the WFOE, to Wangxiancai Limited, which is beneficially owned by the legal representative and executive director of one of our subsidiaries, a related party (the “Equity Transfer”). As a result of the Equity Transfer, we no longer conduct any operation through the variable interest entity. See “Item 4. Information on the Company—A. History and Development of the Company” in our Form 20-F for FY 2025, which is incorporated herein by reference.

Although we no longer conduct any operation through the variable interest entity, there are uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that established the VIE structure for our operations in China, including potential future actions by the PRC government, which may retroactively affect the enforceability and legality of our historical contractual arrangements with the VIE entities and, consequently, significantly affect the historical financial condition and results of operations of the VIE entities, and our ability to consolidate the results of the VIE entities into our consolidated financial statements for the periods prior to the completion of the Equity Transfer. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, and such changes may be retroactively applied to our historical contractual arrangements, we could be subject to severe penalties and our control over the VIE entities may be rendered ineffective, which could result in potential restatement of our historical financial statements. As a result, our shares and/or ADSs may decline in value or become worthless.

Risks Related to Doing Business in the PRC

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in China or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations in China, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations related to data security, and expanding the efforts in anti-monopoly enforcement.

The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of personal information and important data worldwide is rapidly evolving in PRC and is likely to remain uncertain for the foreseeable future. Regulatory authorities in China have implemented and are considering a number of legislative and regulatory proposals concerning data protection. For example, the PRC Cybersecurity Law, which became effective in June 2017, established China’s first national-level data protection for “network operators,” which may include all organizations in China that connect to or provide services over the internet or other information network. The PRC Data Security Law, which was promulgated by the Standing Committee of PRC National People’s Congress, or the SCNPC, on June 10, 2021 and became effective on September 1, 2021, outlines the main system framework of data security protection.

In December 2021, the Cyberspace Administration of China (the “CAC”) promulgated the amended Measures of Cybersecurity Review which require cyberspace operators with personal information of more than one million users to file for cybersecurity review with the Cybersecurity Review Office (“CRO”), in the event such operators plan for an overseas listing. The amended Measures of Cybersecurity Review provide that, among others, an application for cybersecurity review must be made by an issuer that is a “critical information infrastructure operator” or a “data processing operator” as defined therein before such issuer’s securities become listed in a foreign country, if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect China’s national security. The amended Measures of Cybersecurity Review took effect on February 15, 2022. In August 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China the personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Moreover, pursuant to the Personal Information Protection Law, persons who seriously violate this law may be fined for up to RMB50 million or 5% of annual revenues generated in the prior year and may also be ordered to suspend any related activity by competent authorities.

In November 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under laws such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The draft Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme, under which data is largely classified into three categories: general data, important data and core data. Under the current PRC cybersecurity laws in China, critical information infrastructure operators that intend to purchase internet products and services that may affect national security must be subject to the cybersecurity review. On July 30, 2021, the State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, which took effect on September 1, 2021. The regulations require, among others, that certain competent authorities shall identify critical information infrastructures. If any critical information infrastructure is identified, they shall promptly notify the relevant operators and the Ministry of Public Security.

Currently, the cybersecurity laws and regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the

Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. When the amended Measures of Cybersecurity Review take effect in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel, Beijing Kingdom Law Firm, do not expect that, as of the date of this prospectus, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this prospectus, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this prospectus, the PRC Data Security Law would have a material adverse impact on our business.

On July 6, 2021, the relevant PRC governmental authorities publicated the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions require the relevant regulators to coordinate and accelerate amendments of legislation on the confidentiality and archive management related to overseas issuance and listing of securities, and to improve the legislation on data security, cross-border data flow and management of confidential information. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we and our PRC legal counsel, Beijing Kingdom Law Firm, are of the view that, as of the date of this prospectus, these opinions do not have a material adverse impact on our business.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations, which set out the new regulatory requirements and filing procedures for Chinese companies seeking direct or indirect listing in overseas markets. The Draft Overseas Listing Regulations, among others, stipulate that Chinese companies that seek to offer and list securities in overseas markets shall fulfill the filing procedures with and report relevant information to the CSRC, and that an initial filing shall be submitted within three working days after the application for an initial public offering is submitted, and a second filing shall be submitted within three working days after the listing is completed. Moreover, an overseas offering and listing is prohibited under circumstances if (i) it is prohibited by PRC laws, (ii) it may constitute a threat to or endanger national security as reviewed and determined by competent PRC authorities, (iii) it has material ownership disputes over equity, major assets, and core technology, (iv) in recent three years, the Chinese operating entities and their controlling shareholders and actual controllers have committed relevant prescribed criminal offenses or are currently under investigations for suspicion of criminal offenses or major violations, (v) the directors, supervisors, or senior executives have been subject to administrative punishment for severe violations, or are currently under investigations for suspicion of criminal offenses or major violations, or (vi) it has other circumstances as prescribed by the State Council. The Draft Overseas Listing Regulations, among others, stipulate that when determining whether an offering and listing shall be deemed as “an indirect overseas offering and listing by a Chinese company”, the principle of “substance over form” shall be followed, and if the issuer meets the following conditions, its offering and listing shall be determined as an “indirect overseas offering and listing by a Chinese company” and is therefore subject to the filing requirement: (i) the revenues, profits, total assets or net assets of the Chinese operating entities in the most recent financial year accounts for more than 50% of the corresponding data in the issuer’s audited consolidated financial statements for the same period; and (ii) the majority of senior management in charge of business operation are Chinese citizens or have domicile in PRC, and its principal place of business is located in PRC or main business activities are conducted in PRC. As advised by our PRC legal counsel, the Draft Overseas Listing Regulations were released only for soliciting public comment at this stage and their provisions and anticipated adoption or effective date are subject to changes, and thus their interpretation and implementation remain substantially uncertain. It is uncertain whether the Draft Overseas Listing Regulations apply to the follow-on offerings or other offerings of the Chinese companies that have been listed overseas. We cannot predict the impact of the Draft Overseas Listing Regulations on us at this stage.

On April 2, 2022, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (Draft for Comments), or the Draft Provisions on Confidentiality and Archives Administration, which was open for public comments until April 17, 2022. The Draft Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, the Draft Provisions on Confidentiality and Archives Administration have not yet been settled or become effective, and there remain uncertainties regarding the further interpretation and implementation of the Draft Provisions on Confidentiality and Archives Administration.

Further, the CAC issued the Measures for the Security Assessment of Outbound Data Transfer (the “Measures”) on July 7, 2022, which will take effect on September 1, 2022. The Measures shall apply to the security assessment of data processors’ provision of important data and personal information collected and generated in their operations within the territory of the PRC to overseas recipients. The Measures require relevant data processors to submit a data security assessment to the CAC for review prior to the outbound data transfer activities in order to prevent illegal data transfer activities.

As there are still uncertainties regarding these new laws and regulations as well as the amendment, interpretation and implementation of the existing laws and regulations related to cybersecurity and data protection, We cannot assure you that we will be able to comply with these laws and regulations in all respects. The regulatory authorities may deem our activities or services non-compliant and therefore require us to suspend or terminate its business. We may also be subject to fines, legal or administrative sanctions and other adverse consequences, and may not be able to become in compliance with relevant laws and regulations in a timely manner, or at all. These may materially and adversely affect its business, financial condition, results of operations and reputation.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions or legal cases have limited value as precedents. Since these laws, regulations and rules are relatively new and the PRC legal system continues to rapidly evolve, the application and interpretations of these laws, regulations and rules are not always uniform, are ambiguous and may be interpreted and applied inconsistently between different government authorities, and enforcement of these laws, regulations and rules involves uncertainties.

Developments in the apartment rental industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies that may limit or restrict us, which could materially and adversely affect our business and operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules in a timely manner until sometime after the violation.

Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into law on December 18, 2020. Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC will prohibit our securities, including our ADSs, from being traded on a U.S. national securities exchange, including NASDAQ, or in the over-the-counter trading market in the U.S. The process for implementing trading prohibitions pursuant to the HFCA Acts will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction, and such identified auditors, the PCAOB Identified Firms. The first list of PCAOB Identified Firms was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release. The SEC will review annual reports filed with it for fiscal years beginning after December 18, 2020 to determine if the auditor used for such reports was so identified by the PCAOB, and such issuers will be designated as “Commission Identified Issuers” on a list to be published by the SEC. If an issuer is a Commission Identified Issuer for three consecutive years (which will be determined after the third such annual report), the SEC will issue an order that will implement the trading prohibitions described above.

On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong, which marks the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China without any limitations on scope. The Protocol sets forth, among other terms, that (i) the PCAOB has independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB has direct access to interview and take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors can see complete audit work papers without any redactions. However, uncertainties remain with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

If we are unable to retain a PCAOB-registered auditor subject to PCAOB inspection and investigation, a trading prohibition for our ADSs could be issued shortly after our filing of the third consecutive annual report on Form 20-F for which we have retained a PCAOB Identified Firm. Our current independent accounting firm, Onestop Assurance PAC, whose audit report is included in our annual report on Form 20-F for FY 2025, which is incorporated herein by reference, is headquartered in Singapore, and was not included in the list of PCAOB Identified Firms in the PCAOB December Release. Recent developments with respect to audits of China-based companies create uncertainty about the ability of Onestop Assurance PAC to fully cooperate with a PCAOB request for audit working papers without the approval of the Chinese authorities. Onestop Assurance PAC’s audit working papers related to us are located in China. The PCAOB has not requested Onestop Assurance PAC to provide the copies of these audit working papers and as a result, Onestop Assurance PAC has not sought permission from the Chinese authorities to provide copies of these materials to the PCAOB, but there is no assurance that they would be able to obtain such permission.

In June 2021, the United States Senate passed a bill that would amend the HFCA Act to accelerate the imposition of trading prohibitions once an issuer is identified from three years to two years, and a companion bill was introduced in the U.S. House of Representatives on December 14, 2021. If this bill amending the HFCA Act is approved by both houses of Congress and signed by the President, our securities could be subject to a trading prohibition following our filing of a second consecutive annual report on Form 20-F in which our auditor for such reports is a PCAOB Identified Firm.

If our ADSs are subject to a trading prohibition under the HFCA Act, the price of our ADSs may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. If we are unable to be listed on another securities exchange that provides sufficient liquidity, such a trading prohibition may substantially impair your ability to sell or purchase our ADSs when you wish to do so. Furthermore, if we are able to maintain a listing of our Class A ordinary shares on a non-U.S. exchange, investors owning our ADSs may have to take additional steps to engage in transactions on that exchange, including converting ADSs into Class A ordinary shares and establishing non-U.S. brokerage accounts.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements apply to issuers in the year following their listing as Commission Identified Issuers. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s article’s include a charter of the CCP, including the text of such charter.

In addition to the issues under the HFCA discussed above, the PCAOB’s inability to conduct inspections in China and Hong Kong prevents it from fully evaluating the audits and quality control procedures of the independent registered public accounting firm. Our current independent registered public accounting firm, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis with the last inspection in 2022. However, as noted above, recent developments create uncertainty as to the PCAOB’s continued ability to conduct inspections of our independent accounting firm, Onestop Assurance PAC. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of a China-based independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in the stock to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.

We are exposed to significant geographic concentration risk, and adverse developments in the regions where we generate a substantial portion of our revenue could materially and adversely affect our business, financial condition, results of operations, and cash flows.

A significant amount of our commission revenue received from policies sold is concentrated in three provinces in Northern China, which collectively accounted for over 50% of our total commission revenue in 2023, 2024 and 2025. The breakdown of revenue contribution from these provinces is set forth below:

	Percentage of Revenue Contribution
Province	FY 2023	FY 2024	FY 2025
Tianjin	27.66%	23.50%	21.88%
Shandong	19.13%	20.06%	21.28%
Anhui	14.21%	14.16%	21.04%

Because our business is geographically concentrated, our performance is particularly sensitive to regional conditions. Localized economic downturns, tightening credit conditions, changes in consumer confidence or spending patterns, or reductions in insurance demand in any of these provinces could reduce our sales volume and commission revenue. In addition, new or amended regulations or guidance by local authorities could limit our ability to conduct business or increase our compliance costs. Adverse events unique to these regions, including but not limited to public health emergencies, natural disasters, or social or political instability, could also disrupt our operations or sales activities.

If we experience adverse developments in any of these provinces, we may be unable to offset lost revenue with growth in other regions, and our results could be more volatile than those of companies with more diversified geographic exposure. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, and cash flows.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time and the Companies Act (2023 Revision), as amended and revised of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000,000 divided into 5,000,000,000,000,000 ordinary shares with a par value of US$0.0000001 each, consisting of 4,374,500,000,000,000 Class A ordinary shares represented by 1,822,708,333,333 ADSs and 625,000,000,000,000 Class B ordinary shares., and 500,000,000,000 preferred shares, of which 123,715,022,675 ordinary shares are issued and outstanding.

Our Fourth Amended and Restated Memorandum and Sixth Amended and Restated Articles of Association

The following are summaries of material provisions of our fourth amended and restated memorandum and sixth amended and restated articles of association and the Companies Act insofar as they relate to the material terms of our Class A ordinary shares and Class B ordinary shares. You should read the forms of our current memorandum and articles of association filed with the SEC. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Ordinary Shares

General

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our existing articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act (As Revised), as amended and revised of the Cayman Islands.

Voting Rights

Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Except as required by applicable law and subject to the existing articles of association, holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all matters submitted to a vote of the shareholders.

At any general meeting on a poll, every shareholder holding Class A ordinary shares present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative shall have one (1) vote for every fully paid Class A ordinary share of which he is the holder; and every shareholder holding Class B ordinary shares present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative shall have ten (10) votes for every fully paid Class B ordinary share of which he is the holder.

A resolution put to the vote of a meeting shall be decided by way of a poll save that the chairman of the meeting may in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands in which case (i) every shareholder holding Class A ordinary shares present in person (or being a corporation, is present by a duly authorized representative), or by proxy(ies) shall have one (1) vote, and (ii) every shareholder holding Class B ordinary shares present in person (or being a corporation, is present by a duly authorized representative), or by proxy(ies) shall have ten (10) votes, provided that, notwithstanding anything contained in our existing articles of association, where more than one proxy is appointed by a shareholder which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. For the purposes of our existing articles of association, procedural and administrative matters are those that (i) are not on the agenda of the general meeting or in any supplementary circular that may be issued by us to the shareholders; and (ii) relate to the chairman’s duties to maintain the orderly conduct of the meeting and/or allow the business of the meeting to be properly and effectively dealt with, whilst allowing all shareholders a reasonable opportunity to express their views.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our existing memorandum of association and our articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our existing articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share that is not a fully paid up share to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up ordinary share capital, the assets will be distributed so that the losses are borne by our holders of ordinary shares proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our existing articles of association permit us to purchase our own shares. In accordance with our existing articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of our board of directors, or (ii) a majority of our board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series), and nothing in the existing articles of association shall give any shareholder or shareholders the right to call a class or series meeting. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

A quorum required for a meeting of shareholders consists of one or more shareholders present in person or by proxy representing not less than one-third of all voting power of the company’s share capital in issue. (i) A majority of our board of directors, or (ii) the chairman of our board of directors, or (iii) any director, where required to give effect to a requisition received under the existing articles of association, may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

Any one or more shareholders holding at the date of deposit of the requisition not less than two-thirds of the voting power of our share capital in issue carrying the right of voting at general meetings of our company shall at all times have the right, by written requisition to our board of directors or our secretary, to require an extraordinary general meeting to be called by our board of directors for the transaction of any business permitted by the Companies Act or the existing articles of association (subject to the below) as specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty-one (21) days of such deposit our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself or herself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by us. A meeting requisitioned under the existing articles of association shall not be permitted to consider or vote upon (A) any resolutions with respect to the election, appointment or removal of directors or with respect to the size of our board of directors, unless such proposal is first approved by our nominating and corporate governance committee; or (B) other than a special resolution in respect of the appointment or removal of any director, any special resolution or any matters required to be passed by way of special resolution pursuant to the existing articles of association or the Companies Act. Written notice shall be given not less than ten clear days before the date of any general meeting.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, in our existing articles of association we provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Proceedings of the Directors

Our board of directors may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes, other than (i) any removal of any person as a director, or (ii) any appointment or removal of any person as the chairman of our board of directors, or (iii) any removal of any person as chairman or other member of any committee of our board of directors which, in each case, shall be determined by a resolution passed by a majority of not less than two-thirds of votes cast by such directors as, being entitled so to do, vote at a meeting of our board of directors. In the case of any equality of votes, the chairman of the meeting shall have an additional or casting vote. A meeting of our board of directors may be convened by (i) the chairman of our board of directors, or (ii) a majority of the directors. Our secretary shall convene a meeting of our board of directors whenever so required to do by the chairman of our board of directors or a majority of the directors by notice in writing to each director. A meeting of our board of directors may be called by not less than two (2) clear days’ notice. A meeting of our board of directors may be called by shorter notice if it is so agreed by all the directors entitled to attend and vote at such a meeting. Any notice of a meeting of our board of directors shall (i) specify the time and place of the meeting, and (ii) set out in reasonable detail the nature of the business to be discussed at the meeting. Notice may be given in writing or by telephone or in such other manner as our board of directors may from time to time determine.

A resolution in writing signed by all the directors (other than in the circumstances set out in article 85 in our amended and restated memorandum and articles of association) except such as are temporarily unable to act due to ill-health or disability shall (provided that (i) the circulation of such resolutions has the prior approval of, and is initiated by, the chairman of our board of directors, (ii) such number of signatories includes the chairman of our board of directors and is sufficient to constitute a quorum, and (iii) further provided that a copy of such resolution has been given or the contents thereof communicated to all the directors for the time being entitled to receive notices of board meetings in the same manner as notices of meetings are required to be given by our amended and restated memorandum and articles of association) be as valid and effectual as if a resolution had been passed at a meeting of our board of directors duly convened and held.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq rules in lieu of following home country practice. The Nasdaq rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our amended and restated articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes of a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) in the case of a members’ scheme of arrangement, seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and/or (ii) in the case of a creditors scheme of arrangement, a majority in number of each class of creditors with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our existing memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our existing memorandum and articles of association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our existing articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our existing articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our existing articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our existing articles of association allow our shareholders to requisition a shareholders’ meeting (see above). As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings though we may do so.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our existing articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to any provision to the contrary in our existing articles of association, a director may, at any time before the expiration of his or her period of office (notwithstanding anything in our existing articles of association or in any agreement between our company and such director (but without prejudice to any claim for damages under any such agreement)) be removed by way of either (a) a special resolution of the shareholders; or (b) the affirmative vote of a majority of the remaining directors present and voting at a board meeting; or (c) a resolution in writing (which complies with the requirements of the provisos contained in article 119 of our existing articles of association) signed by all the directors other than the director being removed.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our existing articles of association, our company may be dissolved, liquidated or wound up by a special resolution of shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our existing articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our existing memorandum of association and articles of association may only be amended by a special resolution of shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our existing articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our existing memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Limitations or Qualifications

We have a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share in respect of matters requiring the votes of shareholders, while holders of Class B ordinary shares are entitled to ten (10) votes per share, subject to certain exceptions. Due to the super voting power of Class B ordinary share holder, the voting power of the Class A ordinary shares may be materially limited.

Preemptive Rights

Our shareholders do not have preemptive rights.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, registers and delivers ADSs. Each ADS represents 2,400 Class A ordinary shares (or a right to receive 2,400 Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American depositary receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs receive statements from the depositary confirming their holdings.

As an ADS holder, we do not treat you as one of our shareholders and you do not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional

ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

●	Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our existing memorandum and articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

An ADS holder will be required to pay the following fees under the terms of the deposit agreement:

Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$.01 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

US$.01 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:	For:
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status. Neither the depositary nor we have any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but only for the purpose of communicating with those holders regarding our business or a matter related to the deposit agreement or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Arbitration

The deposit agreement governing the ADSs representing our Class A ordinary shares provides that ADS holders, including purchasers of ADSs in secondary market transactions and the depositary have the right to elect to have any claim they may have against us arising out of or relating to our Class A ordinary shares or ADSs or the deposit agreement settled by arbitration in New York, New York rather than in a court of law, and to have any judgment rendered by the arbitrators entered in any court having jurisdiction. An arbitral tribunal in any such arbitration would not have the authority to award any consequential, special, or punitive damages and its award would have to conform to the provisions of the deposit agreement. The deposit agreement does not give us the right to require that any claim, whether brought by us or against us, be arbitrated. We believe that an optional contractual arbitration provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement.

No condition or provision of the deposit agreement or ADSs serves as a waiver by any owner or holder of ADSs, including purchasers of ADSs in secondary market transactions, or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder. Therefore, in the event that there are claims brought under federal securities laws against us or the depositary brought by any holder or owner of ADSs, including purchasers of ADSs in secondary market transactions, such claims may be submitted to arbitration pursuant to the arbitration provision in the deposit agreement, or may be brought in a court of competent jurisdiction, at the election of the claimant.

By agreeing to such optional arbitration provision, you will not be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES

Subject to the provisions of the Companies Act and in our existing memorandum and articles of association, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more classes or series and to fix their designations, powers, preferences, privileges, and relative, participating, optional and other rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting power, redemption privileges, and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ADSs, Class A ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find More Information About Us” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Class A ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

●	any underwriter, dealers or agents;

●	their compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the public offering price of the securities; and

●	any exchange on which the securities will be listed.

Sale through Underwriters or Dealers

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of the securities offered through this prospectus, we will sell the securities to them as principals, unless we otherwise indicate in the prospectus supplement. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies;

●	educational and charitable institutions; and

●	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

●	the validity of the arrangements; or

●	the performance by us or the institutional investor.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters and us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States; and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our directors and executive officers are nationals or residents of jurisdictions other than the United States, and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or against these individuals in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with any offering we may make under this prospectus and any applicable prospectus supplement under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with any offering we may make under this prospectus and any applicable prospectus supplement under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Beijing Kingdom Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our Cayman Islands legal counsel, Conyers Dill & Pearman, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the United States Courts against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Beijing Kingdom Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of PRC laws relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. or the Cayman Islands.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by ArentFox Schiff LLP our special United States counsel, to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman, our special legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Beijing Kingdom Law Firm, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of September 30, 2024 and 2023 and for the years ended September 30, 2024 and 2023 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended September 30, 2024 have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://ir.xhghk.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.